Rosslyn - CEB Tower at Central Place QUARTERLY INVESTOR PACKAGE 1Q 2018

CEB Tower at Central Place Observation Deck CEB Tower at Central Place TABLE OF CONTENTS MANAGEMENT LETTER S E C T I O N O N E 1Q18 EARNINGS RELEASE S E C T I O N T W O 1Q18 SUPPLEMENTAL INFORMATION S E C T I O N T H R E E

The Foundry MANAGEMENT LETTER S E C T I O N O N E

May 9, 2018 To Our Fellow Shareholders: We are pleased to report on our performance for the first quarter of 2018. For details regarding our financial and operating results, please see our first quarter earnings release and supplemental information, which follow this letter. In March, we also published an investor presentation containing additional information that can be found on our website. We are three quarters into our life as a public company, and our performance has been consistent with the goals and objectives we outlined at our launch in July 2017. We spent many months preparing for the merger, completing the integration and implementing a new organizational structure, all of which led to a smooth transition into the public arena. Our Board of Trustees has been in place for several quarters and we are fortunate to have such a high caliber group of disciplined investors, capital allocators and public market experts. This group is strongly aligned with shareholders – between our management team and our Board of Trustees we own or represent more than 10% of the equity of JBG SMITH. Earlier this month, we hosted our first annual meeting of shareholders at which all proposals were approved, including several significant changes to our corporate governance structure, which support our strongly held conviction that close alignment between shareholders and management drives superior long-term performance. Our primary focus is on long-term value creation and maximizing net asset value (NAV) per share. We expect to create value through execution and capital allocation, specifically by delivering our Under Construction assets on-time and on-budget, stabilizing our operating portfolio at income levels consistent with our published NOI bridge, maturing and harvesting opportunities in our Future Development pipeline, and capitalizing on the current attractive selling environment where we can achieve or exceed our estimated NAV pricing for select assets within the portfolio. Washington, DC Market Update The same primary themes that dominated 2017 continued to characterize the Washington, DC market through the first quarter of 2018, as evidenced by market data from JLL: robust job growth, a sluggish office market with some bright spots, promising signs for urban apartment market growth, and increased clarity around the federal budget. In addition, we continued to see an elevated level of investment sales activity. The DC market added 16,700 jobs in the first quarter of 2018, a level of growth that put employment nearly 39,000 jobs above where we were at this time last year. Although JLL reported an extraordinary 1.2 million square feet of office absorption in the first quarter, which is greater than the annual total in 2017, we do not believe this suggests a sustained return to historical absorption levels for DC office. According to local brokerage reports, the strong absorption for the quarter was partially due to two major move-ins hitting the statistics at the same time – Nestle’s approximately 250,000 square foot relocation from California to Rosslyn and the first 175,000 square feet of Amazon Web Services’ 400,000 square foot expansion in Herndon. While 2018’s year to date net absorption was concentrated in Virginia, DC proper continued to see solid performance in the Class B space with vacancy at its lowest point since the downturn, while Class A vacancy remained largely flat from the prior quarter. 1

Although trophy vacancy dropped to its second-lowest post-downturn level, we believe that is a temporary phenomenon, as expected new deliveries should temper near-term rent growth in this sector. According to JLL data, JBG SMITH office submarkets ended the first quarter with 13.4% direct vacancy compared to 17.1% in non-JBG SMITH submarkets and rents in our submarkets commanded a more than 50% premium in asking rents. Both of these metrics showed little change from the prior quarter. The strong quarterly job numbers are welcome news in the multifamily sector, which is still largely flat due to the lease-up of peak new deliveries in 2017. Our submarkets, which bore the brunt of 2017’s new deliveries, saw a small quarterly increase in net effective rents, but remained flat year-over-year. Vacancy in our submarkets declined quarter-over-quarter, reaching 8.3%, reflecting the desirability of our submarkets. First quarter rents in our submarkets for all classes of multifamily commanded a 35% premium to rents in submarkets where we don’t have a presence. We maintain our view that 2018 and 2019 should see declining levels of multifamily deliveries and corresponding rent growth – particularly in our submarkets. Both the office and multifamily sectors stand to benefit from the federal budget agreement, which translated into actual fiscal year 2018 appropriations. The appropriations should be a boon for the contracting community in the form of increased certainty, as individual agency cuts were few and far between. While we have begun to see the early impacts of the spending bill in the form of increased tenant tours, the conversion of expected tenant demand into net absorption is likely 12-18 months away, as leases are negotiated, and spaces built out in response to new demand. Current market conditions are generally in line with our expectations and, as a result, we maintain our assumption of 2% annual office rent growth and 2.75% annual multifamily rent growth in our portfolio through 2023. We continue to expect our assumed office market rent growth and stabilization of the operating office portfolio to 91.5% occupancy to be back-end weighted over the same period. Finally, we saw little change in the tenor of the investment sales markets, which continued to produce intense competition for deals and higher pricing in the office sector – even for selected non-core DC assets. The recent sales of 900 G Street, NW to a foreign, private buyer, for more than $1,270 per square foot and 1440 New York to another foreign investor for nearly $1,200 per square foot are both emblematic of this trend. These transactions were reported to generate sub-4.5% cap rates. Elevated pricing levels and the current scarcity of product have investors increasingly, and aggressively, pursuing select Class A office opportunities. Operating Portfolio The strong performance of our operating office portfolio in the first quarter compared to the fourth quarter was primarily due to lower operating expenses, as well as the burn off of rental abatement and assumed lease liability obligations. Our 12 million square foot operating office portfolio (at share) generated $293 million of annualized NOI and was 87.8% leased as of the end of the first quarter. We completed 38 lease transactions totaling 322,000 square feet of office leases (at share), of which 285,000 square feet was in our operating portfolio and 37,000 square feet was in our Under Construction portfolio. During the quarter, we signed significant new leases with Interstate Hotels and March of Dimes, both of which will be relocating to Crystal City from Ballston and New York, respectively. For second-generation leases, the rental rate mark-to-market was negative 3.9% on a cash basis. This is in-line with our expectation of a negative 5.0% average mark-to-market through 2023, although some quarters will be lower (as was the case in the fourth quarter of 2017) and others will be higher (as was the case this quarter). 2

Our operating multifamily portfolio, comprising approximately 4,200 units (at share), ended the first quarter at 96.1% leased, up from 95.6% in the fourth quarter. We saw particularly strong occupancy gains at The Bartlett (Pentagon City), The Gale Eckington (H Street/NoMa), and Fort Totten Square (Brookland/Fort Totten). Our Same-Store NOI growth (SSNOI) was 11.3% across our operating portfolio during the first quarter. Our SSNOI growth over the past three quarters was primarily due to the burn off of rental abatements and assumed lease liability obligations in our office portfolio, as well as higher rental revenue from lease commencements, all of which were particularly pronounced this quarter. We do not expect double-digit SSNOI growth to continue over the near term. Development Portfolio Under Construction At the end of the first quarter, we had ten assets Under Construction, all of which had guaranteed maximum price construction contracts. These assets had a weighted average estimated completion date of third quarter 2019, a weighted average estimated stabilization date of fourth quarter 2020, and a projected NOI yield based on Estimated Total Project Cost of 7.1%. Based on projected stabilized NOI (at share), our Under Construction portfolio is 46% multifamily and 54% office. During the first quarter, we signed approximately 37,000 square feet (at share) of office leases, increasing the preleasing of our Under Construction office assets from 61.9% to 69.1%. 67.2% of our available office space (at share) in these assets is in the top half of the buildings, the most sought-after space in a new building. These results reflect our attention to risk mitigation in the development process of office projects, where we typically only start construction with significant pre-leasing with a preference for working from the bottom up. In the first quarter, we delivered 1221 Van Street and CEB Tower at Central Place. These assets delivered one quarter ahead of schedule and approximately $2.5 million below our Estimated Total Project Cost. 1221 Van Street is a 291-unit multifamily building located in the Ballpark / Southeast submarket in Washington, DC, which was 22.7% leased as of the end of the first quarter. CEB Tower at Central Place is a 529,997 square foot Trophy office building in Rosslyn, Virginia, which was 74.6% leased at the end of the first quarter. Near-Term Development We do not have any assets in the Near-Term Development pipeline as of March 31, 2018. Future Development Pipeline Our Future Development pipeline comprises 17.9 million square feet (at share), with an Estimated Total Investment per square foot of approximately $43.00. We believe our Future Development pipeline is a substantial source of value that can be unlocked through new development, land sales, and/or ground leases. In light of elevated construction costs, the best execution for some of these land sites may be transacting with third parties, and we are actively pursuing this as part of our capital recycling strategy. As a result, the square footage in our Future Development pipeline will fluctuate from quarter to quarter and may decline as we identify attractive opportunities to harvest value through third party transactions. As a reminder, the only project in our Future Development pipeline we are committed to build at this time is the Phase I retail in Crystal City. We will only start construction on other opportunities when market conditions warrant, the go forward returns are attractive, and we have sufficient balance sheet capacity. We are continuing to advance the entitlement process for assets in our Future Development pipeline. Bringing land to shovel-ready condition is the best way to maximize optionality and value, as land is most valuable for 3 potential sale at that stage, and we maximize our speed to market if we decide to put it into production ourselves. As we did with the sale of Summit I and II, we may look to sell land in our Future Development pipeline alongside income-producing assets if we can do so at attractive valuations. Crystal City We continue to make progress on the Phase I retail in Crystal City, which will comprise approximately 130,000 square feet and will serve as the retail heart of the submarket. The Phase I retail is expected to be anchored by a 49,000 square foot Alamo Drafthouse Cinema and a 14,000 square foot specialty grocer. The remaining 67,000 square feet will be dedicated to restaurants, bars, and other experiential retail. We also intend to add additional amenities that are attractive to both office and multifamily tenants, including significant improvements to public spaces to improve the curb appeal and consumer experience. We continue to advance the entitlement process for our repositioning plans for Crystal City, and we are optimistic that Arlington County will be constructive in its efforts to support and approve our plans. Amazon We are thrilled that the DC region and Northern Virginia are competing for Amazon HQ2. While its tenancy in our market would be a game changer for the region, we believe this process has already put us on the map for other potential large technology tenants and has begun to stimulate progress on other long-term infrastructure projects. We believe the Amazon process was partly responsible for the regional cooperation that produced dedicated funding of $500 million per year for Metro, as well as the renewed enthusiasm for other regional initiatives. We have also noticed heightened tenant interest in our holdings in Crystal City in the form of increased tour activity. While we believe in the strength of our offering, the appeal of our highly educated work force and our city, the process is highly competitive. We have said it before and we will say it again: we are hoping for the best from the Amazon process, but we are expecting nothing. We are working hard to position our holdings for the future, whomever our tenants may be. Third-Party Asset Management and Real Estate Services Business Our share of revenue from our third-party asset management and real estate services business was $14.6 million in the first quarter, primarily driven by $5.8 million in property management fees and $3.8 million in asset management fees. The portion of the total fees associated with the legacy JBG Funds was $6.3 million. The funds continued to dispose of assets in accordance with their underlying business plans. We continue to expect the fees from the third-party management business to remain relatively stable after the legacy JBG Fund component of revenues burns off over the next 4-7 years. Capital Allocation Acquisitions On the acquisition front, the market in Washington, DC remains competitive, as investors aggressively pursue well-located assets. As we have said previously, our acquisition activity will be focused on assets with redevelopment potential in emerging growth neighborhoods, as well as assets adjacent to our existing holdings where the combination of sites can add unique value to any new investment. Dispositions As we outlined last quarter, we have identified opportunities to generate over $700 million of capital through potential asset sales and recapitalizations, which we intend to use to deleverage and create balance sheet capacity for future investment opportunities. It is our intent to capitalize on the current selling environment to achieve or exceed NAV pricing, with a focus on office assets. 4

We will consider 1031 exchanges for low basis assets where we can improve risk-adjusted returns and achieve our strategic goals by upgrading asset quality, location or use type. We have identified a number of candidates that meet those objectives and investors should expect us to complete 1031 exchanges as part of our capital recycling efforts. Year-to-date we have executed over $335 million of asset sales and recapitalizations against our goal of $700 million for 2018. The assets comprising this activity include 1900 N Street, Summit I and II, and the Bowen Building. As a reminder, the $700 million is not a limit. It reflects what we believe to be an achievable subset of a larger basket of assets – some of which are currently income producing and some of which are non-income producing, such as Under Construction assets or land in our Future Development pipeline. As we move further along in the process and have more certainty around transactions, we will detail the expected long-term impact of these sales on NOI, interest expense, FFO, Net Debt/Adjusted EBITDA, and Net Debt/Total Enterprise Value, among other metrics. Development Development is nothing more than buying a building slowly, over time, at cost, so we think about it in a similar manner to acquisitions. Consistent with our current approach to new acquisitions, other than the Phase I retail in Crystal City, we are not expecting any new construction starts in the near term. Construction costs and land values continue to rise, and expected rents have not yet caught up enough to produce acceptable development yields to justify new construction at this time. These factors, combined with our desire to preserve balance sheet capacity for future investment opportunities, have kept us selective and stingy about new construction starts. Balance Sheet As of March 31, 2018, we had approximately $222 million of cash on a GAAP basis, $239 million of cash (at share), and $1.2 billion of capacity under our $1.4 billion credit facility. The $610 million of Estimated Incremental Investment (at share) to complete our assets Under Construction can be fully funded with cash on hand, in place construction loans, and available draws on our term loan facilities. 91.8% of the outstanding principal of our debt (at share) is secured, property-level financing, of which 63.2% relates to office assets and 35.5% to multifamily assets. We believe our strategy of increasing our pool of unencumbered multifamily assets should provide better access to liquidity in times of distress as these assets are more easily financed via agency lenders during cyclical downturns. Toward that end, during the first quarter, we repaid a $64.3 million secured construction loan on 1221 Van Street, a 291-unit multifamily building, that delivered this quarter. We also drew an additional $50.0 million under the term loan in accordance with the delayed draw provisions of our credit facility. Subsequent to quarter-end, in conjunction with the sales of Summit I and II and the Bowen Building, we repaid an associated $59.0 million mortgage loan and $115.1 million of the outstanding balance on our revolving credit facility. Our fixed-rate debt represents 72.6% of our total debt, in-line with our target range of 70% to 80% fixed. As of March 31, 2018, our Net Debt/Adjusted EBITDA ratio was 6.9x, and our Net Debt/Total Enterprise Value was 33.7%. Given our non-recourse asset-based financing strategy and proportion of valuable non-income producing assets, we believe our Net Debt/Total Enterprise Value ratio is an important measure of our leverage. If we are successful in achieving our goal of generating $700 million of capital from potential asset sales and recapitalizations in 2018, these proceeds will substantially offset the increased leverage that would otherwise result from the incremental investment in our Under Construction assets. Assuming that occurs, we 5 would expect to end 2018 with a Net Debt/Adjusted EBITDA ratio between 7.0x and 7.5x and a Net Debt/Total Enterprise Value between 32% and 35%, using our stock price at the end of the first quarter. * * * We have met with many of you in one-on-one meetings and on property tours over the past few months, and we thank you for spending the time to get to know JBG SMITH. We encourage you to come visit us in DC, to meet our team and to see our real estate in person. We will continue to be thorough and transparent in our communications with investors, and we look forward to seeing many of you at the NAREIT Conference in June. W. Matthew Kelly Chief Executive Officer 6

1221 Van Street Rooftop Lounge 1Q18 EARNINGS RELEASE S E C T I O N T W O

FOR IMMEDIATE RELEASE CONTACT Jaime Marcus SVP, Investor Relations (240) 333-3643 jmarcus@jbgsmith.com JBG SMITH ANNOUNCES FIRST QUARTER 2018 RESULTS Chevy Chase, MD (May 9, 2018) - JBG SMITH (NYSE: JBGS), a leading owner and developer of high-quality, mixed-use properties in the Washington, DC market, today filed its Form 10-Q for the quarter ended March 31, 2018 and reported its financial results. Additional information regarding our results of operations, properties and tenants can be found in our First Quarter 2018 Investor Report, which is posted in the Investor Relations section of our website at www.jbgsmith.com. First Quarter 2018 Financial Results • Net loss attributable to common shareholders was $(4.2) million, or $(0.04) per diluted share. • Funds From Operations (“FFO”) attributable to common shareholders was $41.2 million, or $0.35 per diluted share. • Core Funds From Operations (“Core FFO”) attributable to common shareholders was $52.2 million, or $0.44 per diluted share. Operating Portfolio Highlights • Annualized Net Operating Income (“NOI”) for the three months ended March 31, 2018 was $371.3 million, compared to $363.3 million for the three months ended December 31, 2017, at our share. • The operating office portfolio was 87.8% leased and 87.0% occupied as of March 31, 2018, compared to 88.0% and 87.2% as of December 31, 2017, at our share. • The operating multifamily portfolio was 96.1% leased and 94.2% occupied as of March 31, 2018, compared to 95.6% and 93.8% as of December 31, 2017, at our share. • The operating other portfolio (excluding the Crystal City Marriott Hotel) was both 94.2% leased and occupied as of March 31, 2018, compared to 96.5% and 96.2% as of December 31, 2017. • Executed approximately 322,000 square feet of office leases at our share in the first quarter, comprised of approximately 134,000 square feet of new leases, and approximately 188,000 square feet of second generation leases, which generated a 1.5% rental rate increase on a GAAP basis and a 3.9% rental rate decrease on a cash basis. • Same Store Net Operating Income (“SSNOI”) increased 11.3% to $71.4 million for the three months ended March 31, 2018, compared to $64.2 million for the three months ended March 31, 2017. The increase in SSNOI is largely attributable to the expiration of rent abatements, the expiration of payments associated with the assumption of lease liabilities and higher rental revenue from lease commencements. The same store pool as of March 31, 2018 includes only the assets that were in service for the entirety of both periods being compared and does not include the JBG Assets acquired in our Formation Transaction. 1

Development Portfolio Highlights Under Construction • As of March 31, 2018, there were 10 assets under construction (four office assets, five multifamily assets and one other asset), consisting of 1.1 million square feet and 1,568 units, both at our share. • During the quarter ended March 31, 2018, we delivered 1221 Van Street, a 291-unit multifamily building located in the Ballpark/Southeast submarket in Washington, DC, and CEB Tower at Central Place, a 529,997 square foot Trophy office building in Rosslyn, Virginia. These assets delivered one quarter ahead of schedule and approximately $2.5 million lower than our Estimated Project Total Cost. Near-Term Development • As of March 31, 2018, there were no assets in near-term development. Future Development Pipeline • As of March 31, 2018, there were 43 future development assets consisting of 17.9 million square feet of estimated potential density at our share. Third-Party Asset Management and Real Estate Services Business • For the three months ended March 31, 2018, revenue from third-party real estate services, including reimbursements was $24.3 million. Excluding reimbursements and service revenue from our interests in consolidated and unconsolidated real estate ventures, revenue from our third-party asset management and real estate services business was $14.6 million, of which $5.8 million came from property management fees, $3.8 million came from asset management fees, $1.8 million came from leasing fees, $1.8 million came from development fees, $0.4 million came from construction management fees and $1.0 million came from other service revenue. • The general and administrative expenses allocated to the third-party asset management and real estate services business were $11.8 million for the three months ended March 31, 2018. Balance Sheet • We had $2.2 billion of debt ($2.6 billion including our share of debt of unconsolidated real estate ventures) as of March 31, 2018. Of the $2.6 billion of debt at our share, approximately 73% was fixed-rate, and we have caps in place for approximately 17%. • The weighted average interest rate of our debt at share was 4.13% at March 31, 2018. • At March 31, 2018, our enterprise value was approximately $7.0 billion, comprising 137.7 million common shares and units valued at $4.6 billion and debt at our share of $2.6 billion, less cash and cash equivalents. • As of March 31, 2018, we had $222 million of cash and cash equivalents on a GAAP basis and $239 million of cash and cash equivalents at our share, and $1.2 billion of capacity under our credit facility. • Net Debt / Adjusted EBITDA at our share for the three months ended March 31, 2018 was 6.9x and our Net Debt / Total Enterprise Value was 34%. Financing Activities • Drew an additional $50.0 million under the Term Loan A-1, in accordance with the delayed draw provisions of the credit facility. Concurrent with the draw, we entered into an agreement to swap the variable interest rate to a fixed rate. • Closed three loans at The Galvan, The Alaire and Wardman Park totaling an aggregate amount of $30.7 million at our share. • Repaid a $64.3 million secured mortgage on 1221 Van Street, a multifamily development in the Ballpark submarket of Washington, DC. • Entered into a joint venture with Canada Pension Plan Investment Board (“CPPIB”) at 1900 N Street, an Under Construction, 271,000-square foot, Trophy office building located in the DC CBD. 1900 N Street is 29.6% pre- leased to Goodwin Procter, a global 50 law firm. CPPIB has committed to invest approximately $101 million for a 45% interest in the venture, and we expect to continue to develop, manage and lease the asset. 2

Subsequent to March 31, 2018, we: • Closed the sale of Summit I and II for $95.0 million. The sale consisted of two 100% occupied office buildings located in Reston, Virginia. In connection with the sale, we repaid the related $59.0 million mortgage loan. We had previously closed on the sale of land and temporary construction easements for $2.2 million. • Closed the sale of the Bowen Building, an office building located in Washington, DC, to JP Morgan for a sales price of $140.0 million. Dividends On May 3, 2018, our Board of Trustees declared a dividend of $0.225 per common share, an indicated annual dividend of $0.90 per common share. The dividend is payable on May 25, 2018 to common shareholders of record as of May 14, 2018. About JBG SMITH JBG SMITH is an S&P 400 company that owns, operates, invests in and develops assets concentrated in leading urban infill submarkets in and around Washington, DC. Our mixed-use operating portfolio comprises approximately 20 million square feet of high-quality office, multifamily and retail assets, 98% of which are Metro-served. With a focus on placemaking, we drive synergies across the portfolio and create amenity-rich, walkable neighborhoods. JBG SMITH’s future development pipeline includes 17.9 million square feet of potential development density at our share. For additional information on JBG SMITH, please visit www.jbgsmith.com. Forward Looking Statements Certain statements contained herein may constitute “forward-looking statements” as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Consequently, the future results of JBG SMITH Properties (“JBG SMITH” or the “Company”) may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “approximate”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans”, “would”, “may” or similar expressions in this earnings release. We also note the following forward-looking statements: our indicated annual dividend per share and dividend yield, annualized net operating income; in the case of our construction and near- term development assets, estimated square feet, estimated number of units and in the case of our future development assets, estimated potential development density. Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict. These factors include, among others: adverse economic conditions in the Washington, DC metropolitan area, the timing of and costs associated with development and property improvements, financing commitments, and general competitive factors. For further discussion of factors that could materially affect the outcome of our forward-looking statements and other risks and uncertainties, see “Risk Factors” and the Cautionary Statement Concerning Forward-Looking Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2017. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements after the date hereof. Pro Rata Information We present certain financial information and metrics in this release “at JBG SMITH Share,” which refers to our ownership percentage of consolidated and unconsolidated assets in real estate ventures (collectively, “real estate ventures”) as applied to these financial measures and metrics. Financial information “at JBG SMITH Share” is calculated on an asset-by-asset basis by applying our percentage economic interest to each applicable line item of that asset’s financial information. “At JBG SMITH Share” information, which we also refer to as being “at share,” “our pro rata share” or “our share,” is not, and is not intended to be, a presentation in accordance with GAAP. Given that a substantial portion of our assets are held through real estate ventures, we believe this form of presentation, 3 which presents our economic interests in the partially owned entities, provides investors valuable information regarding a significant component of our portfolio, its composition, performance and capitalization. We do not control the unconsolidated real estate ventures and do not have a legal claim to our co-venturers’ share of assets, liabilities, revenue and expenses. The operating agreements of the unconsolidated real estate ventures generally allow each co-venturer to receive cash distributions to the extent there is available cash from operations. The amount of cash each investor receives is based upon specific provisions of each operating agreement and varies depending on certain factors including the amount of capital contributed by each investor and whether any investors are entitled to preferential distributions. With respect to any such third-party arrangement, we would not be in a position to exercise sole decision-making authority regarding the property, real estate venture or other entity, and may, under certain circumstances, be exposed to economic risks not present were a third-party not involved. We and our respective co-venturers may each have the right to trigger a buy-sell or forced sale arrangement, which could cause us to sell our interest, or acquire our co-venturers’ interests, or to sell the underlying asset, either on unfavorable terms or at a time when we otherwise would not have initiated such a transaction. Our real estate ventures may be subject to debt, and the repayment or refinancing of such debt may require equity capital calls. To the extent our co-venturers do not meet their obligations to us or our real estate ventures or they act inconsistent with the interests of the real estate venture, we may be adversely affected. Because of these limitations, the non-GAAP “at JBG SMITH Share” financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. Non-GAAP Financial Measures This release includes non-GAAP financial measures. For these measures, we have provided an explanation of how these non-GAAP measures are calculated and why JBG SMITH’s management believes that the presentation of these measures provides useful information to investors regarding JBG SMITH’s financial condition and results of operations. Reconciliations of certain non-GAAP measures to the most directly comparable GAAP financial measure are included in this earnings release. Our presentation of non-GAAP financial measures may not be comparable to similar non-GAAP measures used by other companies. In addition to "at share" financial information, the following non-GAAP measures are included in this release: Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA for Real Estate ("EBITDAre") and Adjusted EBITDA Management uses EBITDA and EBITDAre, non-GAAP financial measures, as supplemental operating performance measures and believes they help investors and lenders meaningfully evaluate and compare our operating performance from period-to-period by removing from our operating results the impact of our capital structure (primarily interest charges from our consolidated outstanding debt and the impact of our interest rate swaps) and certain non-cash expenses (primarily depreciation and amortization on our assets). EBITDAre is computed in accordance with the definition established by the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines EBITDAre as GAAP net income (loss) adjusted to exclude interest expense, income taxes, depreciation and amortization expenses, gains on sales of depreciated real estate and impairment losses of depreciable real estate, including our share of such adjustments of unconsolidated real estate ventures. These supplemental measures may help investors and lenders understand our ability to incur and service debt and to make capital expenditures. EBITDA and EBITDAre are not substitutes for net income (loss) (computed in accordance with GAAP) and may not be comparable to similarly titled measures used by other companies. “Adjusted EBITDA,” a non-GAAP financial measure, represents EBITDA adjusted for items we believe are not representative of ongoing operating results, such as non-recurring transaction and other costs, gain (loss) on the extinguishment of debt, gain on the bargain purchase of a business and share-based compensation expense related to the Formation Transaction. We believe that adjusting such items not considered part of our comparable operations, provides a meaningful measure to evaluate and compare our performance from period-to-period. Because EBITDA, EBITDAre and Adjusted EBITDA have limitations as analytical tools, we use EBITDA, EBITDAre and Adjusted EBITDA to supplement GAAP financial measures. Additionally, we believe that users of these measures should consider EBITDA, EBITDAre and Adjusted EBITDA in conjunction with net income (loss) and other GAAP measures in understanding our operating results. Funds from Operations ("FFO"), Core FFO and Funds Available for Distribution (“FAD") FFO is a non-GAAP financial measure computed in accordance with the definition established by NAREIT. NAREIT defines FFO as “net income (computed in accordance with GAAP), excluding gains (or losses) from sales of, or 4 impairment charges related to, depreciable operating properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.” "Core FFO" represents FFO adjusted to exclude items (net of tax) which we believe are not representative of ongoing operating results, such as transaction and other costs, gains (or losses) on extinguishment of debt, gain on the bargain purchase of a business, gains (or losses) on the disposal of non-depreciable assets, share-based compensation expense related to the Formation Transaction, amortization of the management contracts intangible and the mark-to-market of interest rate swaps. "FAD" is a non-GAAP financial measure and represents FFO less cash basis recurring tenant improvements, leasing commissions and other capital expenditures, net deferred rent activity, recurring share-based compensation expense, accretion of acquired below-market leases, net of amortization of acquired above-market leases, amortization of debt issuance costs and other non-cash income and charges. FAD is presented solely as a supplemental disclosure that management believes provides useful information as it relates to our ability to fund dividends. We believe FFO, Core FFO and FAD are meaningful non GAAP financial measures useful in comparing our levered operating performance from period-to-period and as compared to similar real estate companies because these non GAAP measures exclude real estate depreciation and amortization expense and other non-comparable income and expenses, which implicitly assumes that the value of real estate diminishes predictably over time rather than fluctuating based on market conditions. FFO, Core FFO and FAD do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income (loss) as a performance measure or cash flow as a liquidity measure. FFO, Core FFO and FAD may not be comparable to similarly titled measures used by other companies. Net Operating Income ("NOI") and Annualized NOI “NOI” is a non-GAAP financial measure management uses to measure the operating performance of our assets and consists of property-related revenue (which includes base rent, tenant reimbursements and other operating revenue, net of free rent and payments associated with assumed lease liabilities) less operating expenses and ground rent, if applicable. NOI also excludes deferred rent, related party management fees, interest expense, and certain other non-cash adjustments, including the accretion of acquired below-market leases and amortization of acquired above-market leases and below-market ground lease intangibles. Annualized NOI represents NOI for the three months ended March 31, 2018 multiplied by four. Management believes Annualized NOI provides useful information in understanding JBG SMITH’s financial performance over a 12-month period, however, investors and other users are cautioned against attributing undue certainty to our calculation of Annualized NOI. Actual NOI for any 12-month period will depend on a number of factors beyond our ability to control or predict, including general capital markets and economic conditions, any bankruptcy, insolvency, default or other failure to pay rent by one or more of our tenants and the destruction of one or more of our assets due to terrorist attack, natural disaster or other casualty, among others. We do not undertake any obligation to update our calculation to reflect events or circumstances occurring after the date of this earnings release. There can be no assurance that the annualized NOI shown will reflect JBG SMITH’s actual results of operations over any 12-month period. Management uses each of these measures as supplemental performance measures for its assets and believes they provide useful information to investors because they reflect only those revenue and expense items that are incurred at the asset level, excluding non-cash items. In addition, NOI is considered by many in the real estate industry to be a useful starting point for determining the value of a real estate asset or group of assets. However, because NOI excludes depreciation and amortization and captures neither the changes in the value of our assets that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our assets, all of which have real economic effect and could materially impact the financial performance of our assets, the utility of this measure of the operating performance of our assets is limited. Moreover, our method of calculating NOI may differ from other real estate companies and, accordingly, may not be comparable. NOI should be considered only as a supplement to net operating income (loss) (computed in accordance with GAAP) as a measure of the operating performance of our assets. Same Store and Non-Same Store “Same store” refers to the pool of assets that were in service for the entirety of both periods being compared, except for assets for which significant redevelopment, renovation, or repositioning occurred during either of the periods being compared. No JBG Assets are included in the same store pool. “Non-same store” refers to all assets excluded from the same store pool. 5

Definitions GAAP "GAAP" refers to accounting principles generally accepted in the United States of America. Formation Transaction "Formation Transaction" refers collectively to the spin-off on July 17, 2017 of substantially all of the assets and liabilities of Vornado’s Washington, DC segment, which operated as Vornado / Charles E. Smith, and the acquisition of the management business and certain assets and liabilities of The JBG Companies. JBG Assets "JBG Assets" refers to the management business and certain assets and liabilities of The JBG Companies acquired on July 18, 2017 by JBG SMITH. 6

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) March 31, December 31, in thousands 2018 2017 ASSETS Real estate, at cost: Land and improvements $ 1,469,375 $ 1,368,294 Buildings and improvements 3,880,993 3,670,268 Construction in progress, including land 568,186 978,942 5,918,554 6,017,504 Less accumulated depreciation (1,045,112) (1,011,330) Real estate, net 4,873,442 5,006,174 Cash and cash equivalents 221,578 316,676 Restricted cash 26,830 21,881 Tenant and other receivables, net 52,433 46,734 Deferred rent receivable, net 148,094 146,315 Investments in and advances to unconsolidated real estate ventures 368,052 261,811 Other assets, net 276,003 263,923 Assets held for sale 95,314 8,293 TOTAL ASSETS $ 6,061,746 $ 6,071,807 LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY Liabilities: Mortgages payable, net $ 1,921,048 $ 2,025,692 Revolving credit facility 115,751 115,751 Unsecured term loan, net 96,685 46,537 Accounts payable and accrued expenses 130,185 138,607 Other liabilities, net 133,353 161,277 Liabilities related to assets held for sale 58,524 — Total liabilities 2,455,546 2,487,864 Commitments and contingencies Redeemable noncontrolling interests 605,504 609,129 Total equity 3,000,696 2,974,814 TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY $ 6,061,746 $ 6,071,807 _______________ Note: For complete financial statements, please refer to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2018. 7

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS (Unaudited) in thousands, except per share data Three Months Ended March 31, 2018 2017 REVENUE Property rentals $ 126,651 $ 99,024 Tenant reimbursements 10,940 8,541 Third-party real estate services, including reimbursements 24,330 7,125 Other income 1,116 1,582 Total revenue 163,037 116,272 EXPENSES Depreciation and amortization 49,160 33,782 Property operating 30,861 23,781 Real estate taxes 19,610 15,172 General and administrative: Corporate and other 12,711 13,392 Third-party real estate services 22,609 4,698 Share-based compensation related to Formation Transaction 9,428 — Transaction and other costs 4,221 5,841 Total operating expenses 148,600 96,666 OPERATING INCOME 14,437 19,606 Income (loss) from unconsolidated real estate ventures (1,902) 209 Interest and other income, net 573 775 Interest expense (19,257) (13,918) Gain on sale of real estate 455 — INCOME (LOSS) BEFORE INCOME TAX (EXPENSE) BENEFIT (5,694) 6,672 Income tax (expense) benefit 908 (354) NET INCOME (LOSS) (4,786) 6,318 Net loss attributable to redeemable noncontrolling interests 594 — Net loss attributable to noncontrolling interests 2 — NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS $ (4,190) $ 6,318 EARNINGS (LOSS) PER COMMON SHARE: Basic $ (0.04) $ 0.06 Diluted $ (0.04) $ 0.06 WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - Basic and Diluted 117,955 100,571 ___________________ Note: For complete financial statements, please refer to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2018. 8

EBITDA, EBITDAre AND ADJUSTED EBITDA (NON-GAAP) (Unaudited) Three Months Ended dollars in thousands March 31, 2018 EBITDA, EBITDAre and Adjusted EBITDA Net loss $ (4,786) Depreciation and amortization expense 49,160 Interest expense (1) 19,257 Income tax benefit (908) Unconsolidated real estate ventures allocated share of above adjustments 10,175 EBITDA and EBITDAre $ 72,898 Gain on sale of land (455) Transaction and other costs 4,221 Share-based compensation related to Formation Transaction 9,428 Unconsolidated real estate ventures allocated share of above adjustments 30 Adjusted EBITDA $ 86,122 Net Debt to Adjusted EBITDA (2) 6.9x March 31, 2018 Net Debt (at JBG SMITH Share) Consolidated indebtedness (3) $ 2,185,461 Unconsolidated indebtedness 419,476 Total consolidated and unconsolidated indebtedness 2,604,937 Less: cash and cash equivalents 238,519 Net Debt (at JBG SMITH Share) $ 2,366,418 $ (0.24) ____________________ (1) Interest expense includes the amortization of deferred financing costs and the mark-to-market of interest rate swaps and caps, net of capitalized interest costs. (2) Adjusted EBITDA for the three months ended March 31, 2018 is annualized by multiplying by four. (3) Includes mortgage loan related to assets held for sale. 9

FFO, CORE FFO AND FAD (NON-GAAP) (Unaudited) Three Months Ended in thousands, except per share data March 31, 2018 FFO and Core FFO Net loss attributable to common shareholders $ (4,190) Net loss attributable to redeemable noncontrolling interests (594) Net loss attributable to noncontrolling interests (2) Net loss (4,786) Real estate depreciation and amortization 46,639 Pro rata share of real estate depreciation and amortization from unconsolidated real estate ventures 6,436 FFO Attributable to Operating Partnership Common Units $ 48,289 FFO attributable to redeemable noncontrolling interests (7,127) FFO attributable to common shareholders $ 41,162 FFO attributable to the operating partnership common units $ 48,289 Gain on sale of land (455) Transaction and other costs, net of tax 4,136 Mark-to-market on derivative instruments (1,119) Share of gain from mark-to-market on derivative instruments held by unconsolidated real estate ventures (342) Share-based compensation related to Formation Transaction 9,428 Amortization of management contracts intangible, net of tax 1,286 Core FFO Attributable to Operating Partnership Common Units $ 61,223 Core FFO attributable to redeemable noncontrolling interests (9,037) Core FFO attributable to common shareholders $ 52,186 FFO per diluted common share $ 0.35 Core FFO per diluted common share $ 0.44 Weighted average diluted shares 117,955 10

FFO, CORE FFO AND FAD (NON-GAAP) (Unaudited) Three Months Ended in thousands, except per share data March 31, 2018 FAD Core FFO attributable to the operating partnership common units $ 61,223 Recurring capital expenditures and second generation tenant improvements and leasing commissions (6,097) Straight-line and other rent adjustments (1) (1,075) Share of straight-line rent from unconsolidated real estate ventures 159 Third-party lease liability assumption payments (472) Share of third party lease liability assumption payments for unconsolidated real estate ventures (50) Share-based compensation expense 4,276 Amortization of debt issuance costs 1,164 Share of debt issuance costs from unconsolidated real estate ventures 69 Non-real estate depreciation and amortization 749 FAD available to the Operating Partnership Common Units (A) $ 59,946 Distributions to common shareholders and unitholders (2) (B) $ 31,423 FAD Payout Ratio (B÷A) (3) 52.4% Capital Expenditures Maintenance and recurring capital expenditures $ 2,683 Share of maintenance capital and recurring expenditures from unconsolidated real estate ventures 1,149 Second generation tenant improvements and leasing commissions 1,893 Share of second generation tenant improvements and leasing commissions from unconsolidated real estate ventures 372 Recurring capital expenditures and second generation tenant improvements and leasing commissions 6,097 First generation tenant improvements and leasing commissions 4,185 Share of first generation tenant improvements and leasing commissions from unconsolidated real estate ventures 995 Non-recurring capital expenditures 3,366 Share of non-recurring capital expenditures from unconsolidated joint ventures 620 Non-recurring capital expenditures 9,166 Total JBG SMITH Share of Capital Expenditures $ 15,263 _______________ (1) Includes straight-line rent, above/below market lease amortization and lease incentive amortization. (2) In May 2018, our Board of Trustees declared a dividend of $0.225 per share, payable on May 25, 2018. (3) The FAD payout ratio on a quarterly basis is not necessarily indicative of an amount for the full year due to fluctuation in timing of capital expenditures, the commencement of new leases and the seasonality of our operations. The FAD payout ratio for the three and six months ended December 31, 2017 was 84.9% and 73.8%. 11

NOI RECONCILIATIONS (NON-GAAP) (Unaudited) dollars in thousands Three Months Ended March 31, 2018 2018 2017 Net income (loss) attributable to common shareholders $ (4,190) $ 6,318 Add: Depreciation and amortization expense 49,160 33,782 General and administrative expense: Corporate and other 12,711 13,392 Third-party real estate services 22,609 4,698 Share-based compensation related to Formation Transaction 9,428 — Transaction and other costs 4,221 5,841 Interest expense 19,257 13,918 Income tax expense (benefit) (908) 354 Less: Third-party real estate services, including reimbursements 24,330 7,125 Other income 1,116 1,582 Income (loss) from unconsolidated real estate ventures (1,902) 209 Interest and other income, net 573 775 Gain on sale of real estate 455 — Net loss attributable to redeemable noncontrolling interests 594 — Net loss attributable to noncontrolling interests 2 — Consolidated NOI 87,120 68,612 NOI attributable to consolidated JBG Assets (1) — 11,050 Proportionate NOI attributable to unconsolidated JBG Assets (1) — 3,715 Proportionate NOI attributable to unconsolidated real estate ventures 9,207 2,201 Non-cash rent adjustments (2) (1,096) (4,017) Other adjustments (3) (2,408) 1,079 Total adjustments 5,703 14,028 NOI $ 92,823 $ 82,640 Non-same store NOI 21,419 18,461 Same store NOI $ 71,404 $ 64,179 Number of properties in same store pool 36 36 ___________________ (1) Includes financial information for the JBG Assets as if the July 18, 2017 acquisition of the JBG Assets had been completed as of the beginning of the period presented. (2) Adjustment to exclude straight-line rent, above/below market lease amortization and lease incentive amortization. (3) Adjustment to include other income and payments associated with assumed lease liabilities related to operating properties, and exclude incidental income generated by development assets and commercial lease termination revenue. 12

Phase Zero Crystal City 1Q18 SUPPLEMENTAL INFORMATION S E C T I O N T H R E E

TABLE OF CONTENTS MARCH 31, 2018 Page Overview Disclosures 3-4 Company Profile 5-6 Financial Highlights 7 Portfolio Overview 8-9 Financial Information Condensed Consolidated Balance Sheets 10 Condensed Consolidated and Combined Statements of Operations 11 Unconsolidated Real Estate Ventures - Balance Sheet and Operating Information 12 Other Tangible Assets and Liabilities, Net 13 EBITDA, EBITDAre and Adjusted EBITDA (Non-GAAP) 14 FFO, Core FFO and FAD (Non-GAAP) 15-16 Third-Party Asset Management and Real Estate Services Business (Non-GAAP) 17 Pro Rata Adjusted General and Administrative Expenses (Non-GAAP) 18 Operating Assets 19 Summary & Same Store NOI (Non-GAAP) 20 Summary NOI (Non-GAAP) 21 Summary NOI - Office (Non-GAAP) 22 Summary NOI - Multifamily (Non-GAAP) 23 NOI Reconciliations (Non-GAAP) 24 Leasing Activity Leasing Activity - Office 25 Lease Expirations 26 Signed But Not Yet Commenced Leases 27 Tenant Concentration 28 Industry Diversity 29 Property Data Portfolio Summary 30 Property Tables: Office 31-34 Multifamily 35-37 Other 38-39 Under Construction 40 Future Development 41 Debt Debt Summary 42 Debt by Instrument 43-44 Real Estate Ventures Consolidated Real Estate Ventures 45 Unconsolidated Real Estate Ventures 46-47 Definitions 48-51 Page 2

DISCLOSURES MARCH 31, 2018 Forward-Looking Statements Certain statements contained herein may constitute “forward-looking statements” as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Consequently, the future results of JBG SMITH Properties (“JBG SMITH” or the “Company”) may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “approximate”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans”, “would”, “may” or similar expressions in this document. We also note the following forward-looking statements: our indicated annual dividend per share and dividend yield, annualized net operating income; in the case of our construction and near-term development assets, estimated square feet, estimated number of units, the estimated completion date, estimated stabilization date, estimated incremental investment, estimated total investment, projected net operating income yield and estimated stabilized net operating income; and in the case of our future development assets, estimated potential development density, estimated commercial SF/multifamily units to be replaced, estimated remaining acquisition cost, estimated capitalized cost and estimated total investment. Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict. These factors include, among others: adverse economic conditions in the Washington, DC metropolitan area, the timing of and costs associated with development and property improvements, financing commitments, and general competitive factors. For further discussion of factors that could materially affect the outcome of our forward-looking statements and other risks and uncertainties, see “Risk Factors” and the Cautionary Statement Concerning Forward-Looking Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2017. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the issuance of the Company's Quarterly Report on Form 10-Q, as applicable, and this Investor Report. Organization and Basis of Presentation JBG SMITH was formed by Vornado Realty Trust (“Vornado”) for the purpose of receiving via the spin-off on July 17, 2017, substantially all of the assets and liabilities of Vornado’s Washington, DC segment, which operated as Vornado / Charles E. Smith, (the “Vornado Included Assets”). On July 18, 2017, JBG SMITH acquired the management business and certain assets (the “JBG Assets”) of The JBG Companies (“JBG”). The spin-off from Vornado and combination with JBG are collectively referred to as the "Formation Transaction." The Vornado Included Assets are considered the accounting predecessor. As a result, the financial results of the JBG Assets are only included in the combined company’s financial statements from July 18, 2017 forward and are not reflected in the combined company’s historical financial statements for any prior period. Consequently, our results for the periods before and after the Formation Transaction are not directly comparable. We believe, however, that presenting certain supplemental adjusted financial and operational information at the property-level that is "adjusted" to include the results of the JBG Assets for periods prior to the acquisition date may be useful to investors. No other adjustments have been made to this supplemental adjusted information, which is purely informational and does not purport to be indicative of what would have happened had the acquisition of the JBG Assets occurred at the beginning of the periods presented. The information contained in this Investor Report does not purport to disclose all items required by the accounting principles generally accepted in the United States of America (“GAAP”) and is unaudited information, unless otherwise indicated. Pro Rata Information We present certain financial information and metrics in this Investor Report “at JBG SMITH Share,” which refers to our ownership percentage of consolidated and unconsolidated assets in real estate ventures (collectively, “real estate ventures”) as applied to these financial measures and metrics. Financial information “at JBG SMITH Share” is calculated on an asset-by-asset basis by applying our percentage economic interest to each applicable line item of that asset’s financial information. “At JBG SMITH Share” information, which we also refer to as being “at share,” “our pro rata share” or “our share,” is not, and is not intended to be, a presentation in accordance with GAAP. Given that a substantial portion of our assets are held through real estate ventures, we believe this form of presentation, which presents our economic interests in the partially owned entities, provides investors valuable information regarding a significant component of our portfolio, its composition, performance and capitalization. We do not control the unconsolidated real estate ventures and do not have a legal claim to our co-venturers’ share of assets, liabilities, revenue and expenses. The operating agreements of the unconsolidated real estate ventures generally allow each co-venturer to receive cash distributions to the extent there is available cash from operations. The amount of cash each investor receives is based upon specific provisions of each operating agreement and varies depending on certain factors including the amount of capital contributed by each investor and whether any investors are entitled to preferential distributions. Page 3

DISCLOSURES MARCH 31, 2018 With respect to any such third-party arrangement, we would not be in a position to exercise sole decision-making authority regarding the property, real estate venture or other entity, and may, under certain circumstances, be exposed to economic risks not present were a third-party not involved. We and our respective co-venturers may each have the right to trigger a buy-sell or forced sale arrangement, which could cause us to sell our interest, or acquire our co-venturers’ interests, or to sell the underlying asset, either on unfavorable terms or at a time when we otherwise would not have initiated such a transaction. Our real estate ventures may be subject to debt, and the repayment or refinancing of such debt may require equity capital calls. To the extent our co-venturers do not meet their obligations to us or our real estate ventures or they act inconsistent with the interests of the real estate venture, we may be adversely affected. Because of these limitations, the non-GAAP “at JBG SMITH Share” financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. Market Data Market data and industry forecasts are used in this Investor Report, including data obtained from publicly available sources. These sources generally state that the information they provide has been obtained from sources believed to be the reliable, but the accuracy and completeness of the information is not assured. The Company has not independently verified any such information. Definitions See pages 48-51 for definitions of terms used in this Investor Report. Non-GAAP Measures This Investor Report includes non-GAAP measures. For these measures, we have provided an explanation of how these non-GAAP measures are calculated and why JBG SMITH’s management believes that the presentation of these measures provides useful information to investors regarding JBG SMITH’s financial condition and results of operations. Reconciliations of certain non-GAAP measures to the most directly comparable GAAP financial measure are included in this Investor Report. Our presentation of non-GAAP financial measures may not be comparable to similar non-GAAP measures used by other companies. In addition to "at share" financial information, the following non-GAAP measures are included in this Investor Report: • Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") • EBITDA For Real Estate ("EBITDAre") • Adjusted EBITDA • Funds from Operations ("FFO") • Core FFO • Funds Available for Distribution ("FAD") • Net Operating Income ("NOI") • Annualized NOI • Adjusted Annualized NOI • Estimated Stabilized NOI • Projected NOI Yield • Same Store NOI • Adjusted Consolidated and Unconsolidated Indebtedness • Net Debt • Pro Rata Adjusted General and Administrative Expenses Page 4

COMPANY PROFILE MARCH 31, 2018 (Unaudited) Company Overview JBG SMITH is an S&P 400 company that owns, operates, invests in and develops assets concentrated in leading urban infill submarkets in and around Washington, DC.  We own and operate a portfolio of high-quality office and multifamily assets, many of which are amenitized with ancillary retail. Our portfolio reflects our longstanding strategy of owning and operating assets within the Metro-served submarkets in the Washington, DC metropolitan area that have high barriers to entry and key urban amenities, including being within walking distance of the Metro. Our revenues are derived primarily from leases with office and multifamily tenants, including fixed rents and reimbursements from tenants for certain expenses such as real estate taxes, property operating expenses, and repairs and maintenance. In addition to our portfolio, we have a third-party real estate services business that provides fee-based real estate services to our real estate ventures, the legacy funds formerly organized by JBG and other third parties. Q1 2018 Financial Results ▪ Net loss attributable to common shareholders was $(4.2) million, or $(0.04) per diluted share. ▪ FFO attributable to common shareholders was $41.2 million, or $0.35 per diluted share. ▪ Core FFO attributable to common shareholders was $52.2 million, or $0.44 per diluted share. Q1 2018 to Q4 2017 Comparison Below are the key highlights regarding quarter over quarter changes in the JBG SMITH portfolio. Operating Assets ▪ Annualized NOI for the operating portfolio for the three months ended March 31, 2018 was $371.3 million, compared to $363.3 million for the three months ended December 31, 2017, at our share. ▪ The operating office portfolio was 87.8% leased and 87.0% occupied as of March 31, 2018, compared to 88.0% and 87.2% as of December 31, 2017. ▪ The operating multifamily portfolio was 96.1% leased and 94.2% occupied as of March 31, 2018, compared to 95.6% and 93.8% as of December 31, 2017. ▪ The operating other portfolio (excluding the Crystal City Marriott Hotel) was both 94.2% leased and occupied as of March 31, 2018, compared to 96.5% and 96.2% as of December 31, 2017. ▪ Same store NOI increased 11.3% to $71.4 million for the three months ended March 31, 2018, compared to $64.2 million for the three months ended March 31, 2017. The increase in same store NOI is largely attributable to the expiration of rent abatements, the expiration of payments associated with the assumption of lease liabilities and higher rental revenue from lease commencements. The same store pool as of March 31, 2018 includes only the assets that were in service for the entirety of both periods being compared and does not include any JBG Assets. If the JBG Assets that had been in service for the entirety of both periods being compared had been included in the same store pool, the increase in same store NOI in 2018 would have been substantially similar for the three months ended March 31, 2018. See page 50 for the definition of same store. Under Construction ▪ As of March 31, 2018, there were 10 assets under construction (four office assets, five multifamily assets and one other asset), consisting of 1.1 million square feet and 1,568 units, both at our share. ▪ During the quarter ended March 31, 2018, we delivered 1221 Van Street, a 291-unit multifamily building located in the Ballpark/Southeast submarket in Washington, DC, and CEB Tower at Central Place, a 529,997 square foot Trophy office building in Rosslyn, Virginia. These assets delivered one quarter ahead of schedule and approximately $2.5 million lower than our Estimated Project Total Cost. Near-Term Development ▪ As of March 31, 2018, there were no assets in near-term development. Future Development ▪ As of March 31, 2018, there were 43 future development assets consisting of 17.9 million square feet of estimated potential density at our share. Page 5

COMPANY PROFILE MARCH 31, 2018 (Unaudited) Company Overview Executive Officers & Key Employees Company Snapshot as of March 31, 2018 W. Matthew Kelly Chief Executive Officer and Trustee Exchange/ticker NYSE: JBGS Robert A. Stewart Executive Vice Chairman and Trustee Insider ownership * 13.3% David P. Paul President and Chief Operating Officer Indicated annual dividend per share $0.90 Stephen W. Theriot Chief Financial Officer Dividend yield 2.7% James L. Iker Chief Investment Officer Brian P. Coulter Co-Chief Development Officer Total Enterprise Value (dollars in billions, except share price) Kevin P. Reynolds Co-Chief Development Officer Share price $33.71 Patrick J. Tyrrell Chief Administrative Officer Shares and units outstanding (in millions) 137.74 Steven A. Museles Chief Legal Officer Total market capitalization $4.64 Angela F. Valdes Chief Accounting Officer Total consolidated and unconsolidated indebtedness at JBG SMITH share 2.60 Less: cash and cash equivalents at JBG SMITH share (0.24) Net debt $2.36 Total Enterprise Value $7.00 * Represents the percentage of all outstanding common shares of JBG SMITH Properties owned or represented by the Company’s trustees and executive officers as of March 15, 2018 assuming that all of their OP Units are converted to shares, but that no other OP Units are converted. The percentage of all outstanding common shares of JBG SMITH Properties and OP Units of JBG SMITH Properties LP owned by the Company’s trustees and executive officers as of such date is 11.4%. $ 2,366,418 34% Page 6

FINANCIAL HIGHLIGHTS MARCH 31, 2018 (Unaudited) Three Months Ended dollars in thousands, except per share data March 31, 2018 Summary Financial Results Total revenue $ 163,037 Net loss attributable to common shareholders $ (4,190) Per diluted common share $ (0.04) Total NOI $ 92,823 FFO attributable to operating partnership common units (including units owned by JBG SMITH Properties) $ 48,289 Per operating partnership common unit $ 0.35 Core FFO attributable to operating partnership common units (including units owned by JBG SMITH Properties) $ 61,223 Per operating partnership common unit $ 0.44 FAD attributable to the operating partnership common units (including units owned by JBG SMITH Properties) $ 59,946 FAD payout ratio 52.4% EBITDA and EBITDAre attributable to operating partnership common units (including units owned by JBG SMITH Properties) $ 72,898 Adjusted EBITDA attributable to operating partnership common units (including units owned by JBG SMITH Properties) $ 86,122 Debt Summary and Key Ratios (at JBG SMITH Share) Total consolidated indebtedness, net $ 2,185,461 Total consolidated and unconsolidated indebtedness, net $ 2,604,937 Weighted average interest rates: Variable rate debt 4.04% Fixed rate debt 4.17% Total debt 4.13% Net debt / annualized adjusted EBITDA 6.9x Cash and cash equivalents $ 238,519 Page 7

PORTFOLIO OVERVIEW MARCH 31, 2018 (Unaudited) 100% Share At JBG SMITH Share Annualized Rent per Annualized Square Foot/ Number of Square Feet/ Square Feet/ % Rent Monthly Rent Annualized NOI Assets Units Units Leased (in thousands) Per Unit (1) (in thousands) Operating Office In service 49 13,678,670 11,763,574 87.9% $ 451,038 $ 44.85 $ 292,640 Recently delivered 1 40,025 40,025 77.8% 1,925 — — Total / weighted average 50 13,718,695 11,803,599 87.8% $ 452,963 $ 44.85 $ 292,640 Multifamily In service 14 6,016 4,232 96.1% $ 104,678 $ 2,139 $ 76,016 Other (2) In service 4 764,612 348,242 94.2% $ 3,165 $ 40.85 $ 2,636 14,483,307 SF/ 12,151,841 SF/ % $ $44.82 per SF/ $ Operating - Total / Weighted Average 68 6,016 Units 4,232 Units 89.8 560,806 $2,139 per unit 371,292 Development (3) Under Construction Office (4) 4 1,303,798 1,071,899 69.0% Multifamily 5 1,767 1,568 N/A Other 1 41,050 4,105 100.0% 1,344,848 SF/ 1,076,004 SF/ % Development - Total 10 1,767 Units 1,568 Units 69.1 Future Development 43 21,339,200 17,896,500 See footnotes on page 9. Page 8

PORTFOLIO OVERVIEW MARCH 31, 2018 (Unaudited) Footnotes (1) For office assets, represents annualized office rent divided by occupied office square feet; annualized retail rent and retail square feet are excluded from this metric. For multifamily assets, represents monthly multifamily rent divided by occupied units; retail rent is excluded from this metric. For other assets, represents annualized rent divided by occupied square feet; the Crystal City Marriott is excluded from annualized rent per square foot metrics. Occupied square footage may differ from leased square footage because leased square footage includes leases that have been signed but have not yet commenced. (2) Includes three standalone retail assets and the Crystal City Marriott, a standalone hotel totaling 266,000 square feet and 345 rooms. The Crystal City Marriott is excluded from percent leased, annualized rent, and annualized rent per square foot metrics. (3) Refer to pages 40-41 for detail on under construction and future development assets. (4) Includes JBG SMITH’s lease for approximately 80,200 square feet at 4747 Bethesda Avenue. Page 9

CONDENSED CONSOLIDATED BALANCE SHEETS MARCH 31, 2018 (Unaudited) March 31, December 31, in thousands 2018 2017 ASSETS Real estate, at cost: Land and improvements $ 1,469,375 $ 1,368,294 Buildings and improvements 3,880,993 3,670,268 Construction in progress, including land 568,186 978,942 5,918,554 6,017,504 Less accumulated depreciation (1,045,112) (1,011,330) Real estate, net 4,873,442 5,006,174 Cash and cash equivalents 221,578 316,676 Restricted cash 26,830 21,881 Tenant and other receivables, net 52,433 46,734 Deferred rent receivable, net 148,094 146,315 Investments in and advances to unconsolidated real estate ventures 368,052 261,811 Other assets, net 276,003 263,923 Assets held for sale 95,314 8,293 TOTAL ASSETS $ 6,061,746 $ 6,071,807 LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY Liabilities: Mortgages payable, net $ 1,921,048 $ 2,025,692 Revolving credit facility 115,751 115,751 Unsecured term loan, net 96,685 46,537 Accounts payable and accrued expenses 130,185 138,607 Other liabilities, net 133,353 161,277 Liabilities related to assets held for sale 58,524 — Total liabilities 2,455,546 2,487,864 Commitments and contingencies Redeemable noncontrolling interests 605,504 609,129 Total equity 3,000,696 2,974,814 TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY $ 6,061,746 $ 6,071,807 _______________ Note: For complete financial statements, please refer to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2018. Page 10

CONDENSED CONSOLIDATED AND COMBINED MARCH 31, 2018 STATEMENTS OF OPERATIONS (Unaudited) in thousands, except per share data Three Months Ended March 31, 2018 2017 REVENUE Property rentals $ 126,651 $ 99,024 Tenant reimbursements 10,940 8,541 Third-party real estate services, including reimbursements 24,330 7,125 Other income 1,116 1,582 Total revenue 163,037 116,272 EXPENSES Depreciation and amortization 49,160 33,782 Property operating 30,861 23,781 Real estate taxes 19,610 15,172 General and administrative: Corporate and other 12,711 13,392 Third-party real estate services 22,609 4,698 Share-based compensation related to Formation Transaction 9,428 — Transaction and other costs 4,221 5,841 Total operating expenses 148,600 96,666 OPERATING INCOME 14,437 19,606 Income (loss) from unconsolidated real estate ventures (1,902) 209 Interest and other income, net 573 775 Interest expense (19,257) (13,918) Gain on sale of real estate 455 — INCOME (LOSS) BEFORE INCOME TAX (EXPENSE) BENEFIT (5,694) 6,672 Income tax (expense) benefit 908 (354) NET INCOME (LOSS) (4,786) 6,318 Net loss attributable to redeemable noncontrolling interests 594 — Net loss attributable to noncontrolling interests 2 — NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS $ (4,190) $ 6,318 EARNINGS (LOSS) PER COMMON SHARE: Basic $ (0.04) $ 0.06 Diluted $ (0.04) $ 0.06 WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - Basic and Diluted 117,955 100,571 ___________________ Note: For complete financial statements, please refer to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2018. Page 11

UNCONSOLIDATED REAL ESTATE VENTURES MARCH 31, 2018 (Unaudited) in thousands, at JBG SMITH share BALANCE SHEET INFORMATION March 31, 2018 Total real estate, at cost $ 822,905 Less accumulated depreciation (70,229) Real estate, net 752,676 Cash and cash equivalents 16,941 Other assets, net 65,785 Total assets $ 835,402 Debt, net $ 419,486 Other liabilities, net 37,676 Total liabilities $ 457,162 Three Months Ended OPERATING INFORMATION March 31, 2018 Total revenue $ 18,779 Expenses: Depreciation and amortization 6,554 Property operating 7,996 Real estate taxes 2,595 Total operating expenses 17,145 Operating income 1,634 Interest expense (3,761) Interest and other income 63 Loss before income tax expense (2,064) Income tax expense (13) Net loss (1) $ (2,077) ____________________ (1) Excludes a basis difference with our unconsolidated real estate partners of $108,000 and preferred returns of $67,000 for the three months ended March 31, 2018. Page 12

OTHER TANGIBLE ASSETS AND LIABILITIES, NET MARCH 31, 2018 (Unaudited) in thousands, at JBG SMITH share March 31, 2018 Other Tangible Assets, Net (1) Restricted cash $ 30,507 Tenant and other receivables, net 55,864 Other assets, net 44,725 Total Other Tangible Assets, Net $ 131,096 Other Tangible Liabilities, Net (2) Accounts payable and accrued liabilities $ 150,822 Other liabilities 116,823 Total Other Tangible Liabilities, Net $ 267,645 ____________________ (1) Excludes cash and cash equivalents. (2) Excludes debt. Page 13

EBITDA, EBITDAre AND ADJUSTED EBITDA (NON-GAAP) MARCH 31, 2018 (Unaudited) Three Months Ended dollars in thousands March 31, 2018 EBITDA, EBITDAre and Adjusted EBITDA Net loss $ (4,786) Depreciation and amortization expense 49,160 Interest expense (1) 19,257 Income tax benefit (908) Unconsolidated real estate ventures allocated share of above adjustments 10,175 EBITDA and EBITDAre $ 72,898 Gain on sale of land (455) Transaction and other costs 4,221 Share-based compensation related to Formation Transaction 9,428 Unconsolidated real estate ventures allocated share of above adjustments 30 Adjusted EBITDA $ 86,122 Net Debt to Adjusted EBITDA (2) 6.9x March 31, 2018 Net Debt (at JBG SMITH Share) Consolidated indebtedness (3) $ 2,185,461 Unconsolidated indebtedness 419,476 Total consolidated and unconsolidated indebtedness 2,604,937 Less: cash and cash equivalents 238,519 Net Debt (at JBG SMITH Share) $ 2,366,418 $ (0.24) ____________________ (1) Interest expense includes the amortization of deferred financing costs and the mark-to-market of interest rate swaps and caps, net of capitalized interest costs. (2) Adjusted EBITDA for the three months ended March 31, 2018 is annualized by multiplying by four. (3) Includes mortgage loan related to assets held for sale. Page 14

FFO, CORE FFO AND FAD (NON-GAAP) MARCH 31, 2018 (Unaudited) Three Months Ended in thousands, except per share data March 31, 2018 FFO and Core FFO Net loss attributable to common shareholders $ (4,190) Net loss attributable to redeemable noncontrolling interests (594) Net loss attributable to noncontrolling interests (2) Net loss (4,786) Real estate depreciation and amortization 46,639 Pro rata share of real estate depreciation and amortization from unconsolidated real estate ventures 6,436 FFO Attributable to Operating Partnership Common Units $ 48,289 FFO attributable to redeemable noncontrolling interests (7,127) FFO attributable to common shareholders $ 41,162 FFO attributable to the operating partnership common units $ 48,289 Gain on sale of land (455) Transaction and other costs, net of tax 4,136 Mark-to-market on derivative instruments (1,119) Share of gain from mark-to-market on derivative instruments held by unconsolidated real estate ventures (342) Share-based compensation related to Formation Transaction 9,428 Amortization of management contracts intangible, net of tax 1,286 Core FFO Attributable to Operating Partnership Common Units $ 61,223 Core FFO attributable to redeemable noncontrolling interests (9,037) Core FFO attributable to common shareholders $ 52,186 FFO per diluted common share $ 0.35 Core FFO per diluted common share $ 0.44 Weighted average diluted shares 117,955 Page 15

FFO, CORE FFO AND FAD (NON-GAAP) MARCH 31, 2018 (Unaudited) Three Months Ended in thousands, except per share data March 31, 2018 FAD Core FFO attributable to the operating partnership common units $ 61,223 Recurring capital expenditures and second generation tenant improvements and leasing commissions (6,097) Straight-line and other rent adjustments (1) (1,075) Share of straight-line rent from unconsolidated real estate ventures 159 Third-party lease liability assumption payments (472) Share of third party lease liability assumption payments for unconsolidated real estate ventures (50) Share-based compensation expense 4,276 Amortization of debt issuance costs 1,164 Share of debt issuance costs from unconsolidated real estate ventures 69 Non-real estate depreciation and amortization 749 FAD available to the Operating Partnership Common Units (A) $ 59,946 Distributions to common shareholders and unitholders (2) (B) $ 31,423 FAD Payout Ratio (B÷A) (3) 52.4% Capital Expenditures Maintenance and recurring capital expenditures $ 2,683 Share of maintenance capital and recurring expenditures from unconsolidated real estate ventures 1,149 Second generation tenant improvements and leasing commissions 1,893 Share of second generation tenant improvements and leasing commissions from unconsolidated real estate ventures 372 Recurring capital expenditures and second generation tenant improvements and leasing commissions 6,097 First generation tenant improvements and leasing commissions 4,185 Share of first generation tenant improvements and leasing commissions from unconsolidated real estate ventures 995 Non-recurring capital expenditures 3,366 Share of non-recurring capital expenditures from unconsolidated joint ventures 620 Non-recurring capital expenditures 9,166 Total JBG SMITH Share of Capital Expenditures $ 15,263 _______________ (1) Includes straight-line rent, above/below market lease amortization and lease incentive amortization. (2) In May 2018, our Board of Trustees declared a dividend of $0.225 per share, payable on May 25, 2018. (3) The FAD payout ratio on a quarterly basis is not necessarily indicative of an amount for the full year due to fluctuation in timing of capital expenditures, the commencement of new leases and the seasonality of our operations. The FAD payout ratio for the three and six months ended December 31, 2017 was 84.9% and 73.8%. Page 16

THIRD-PARTY ASSET MANAGEMENT AND REAL ESTATE MARCH 31, 2018 SERVICES BUSINESS (NON-GAAP) (Unaudited) dollars in thousands, at JBG SMITH share Three Months Ended March 31, 2018 Source of Revenue JBG SMITH Legacy JBG Third-Party JV Partner (1) Funds Management Total Service Revenue Property management fees $ 1,730 $ 1,562 $ 2,521 $ 5,813 Asset management fees 546 3,215 — 3,761 Leasing fees 206 139 1,444 1,789 Development fees 417 1,183 209 1,809 Construction management fees 135 145 166 446 Other service revenue 340 76 573 989 Total Revenue (2) $ 3,374 $ 6,320 $ 4,913 $ 14,607 Allocated general and administrative expenses (3) (11,772) Total Services Revenue Less Allocated General and Administrative Expenses (4) $ 2,835 ____________________ (1) Service revenues from joint ventures are calculated on an asset-by-asset basis by applying our real estate venture partners’ respective economic interests to the fees we earned from each consolidated and unconsolidated real estate venture. (2) Included in “third-party real estate services, including reimbursements” in our consolidated statement of operations are $8.7 million of reimbursement revenue and $1.0 million of service revenue from our economic interest in consolidated and unconsolidated real estate ventures that are excluded from this table. (3) Our personnel perform services for wholly owned properties and properties we manage on behalf of real estate ventures, legacy JBG funds and third-parties. We allocate personnel and other costs to wholly owned properties (included in "property operating expenses" and "general and administrative expense: corporate and other" in our consolidated statement of operations) and to properties owned by the real estate ventures, legacy JBG funds and third parties (included in "general and administrative expense: third-party real estate services" in our consolidated statement of operations) using estimates of the time spent performing services related to properties in the respective portfolios and other allocation methodologies. Allocated general and administrative expenses related to real estate ventures are calculated on an asset-by-asset basis by applying our real estate venture partners’ respective economic interests to the total general and administrative expenses allocated to each asset. (4) Third-party services revenue, excluding reimbursement revenue and service revenue from our economic interest in consolidated and unconsolidated real estate ventures, less allocated general and administrate expenses. Management uses this measure as a supplemental performance measure for its third-party asset management and real estate services business and believes it provides useful information to investors because it reflects only those revenue and expense items incurred by the Company and can be used to assess the profitability of the third-party asset management and real estate services business. Page 17

PRO RATA ADJUSTED GENERAL AND ADMINISTRATIVE EXPENSES MARCH 31, 2018 (NON-GAAP) (Unaudited) dollars in thousands Three Months Ended March 31, 2018 Adjustments Per Statement Pro Rata of Operations A B C D Adjusted General and Administrative Expenses Corporate and other $ 12,711 $ — $ — $ 1,651 $ (230) $ 14,132 Third-party real estate services 22,609 — (9,186) (1,651) — 11,772 Share-based compensation related to Formation Transaction 9,428 (9,428) — — — — Total $ 44,748 $ (9,428) $ (9,186) $ — $ (230) $ 25,904 _______________ Adjustment Explanations: A - Removes share-based compensation related to the Formation Transaction. B - Removes $8.7 million of G&A expenses reimbursed by third-party owners of real estate we manage and $0.5 million of other expenses related to revenue which has been excluded from Service Revenue on page 17. Revenue from reimbursements is included in "Third-party real estate services, including reimbursements" in our consolidated statement of operations. C - Reflects an adjustment to allocate our share of G&A expenses of unconsolidated real estate ventures to "Corporate and other" and our consolidated real estate venture partners' share of G&A expenses to "Third-party real estate services." D - Reflects the adjustment to capitalized G&A expenses related to "Corporate and other" allocation in Adjustment C. Page 18

OPERATING ASSETS MARCH 31, 2018 (Unaudited) dollars in thousands, at JBG SMITH share Plus: Signed But Not Yet Adjusted Q1 2018 Annualized Commenced Annualized % Occupied NOI NOI Leases NOI Office DC 93.9% $ 22,279 $ 89,116 $ 408 $ 89,524 VA 85.3% 48,255 193,020 4,900 197,920 MD 78.9% 2,626 10,504 — 10,504 Total / weighted average 87.0% $ 73,160 $ 292,640 $ 5,308 $ 297,948 Multifamily DC 92.8% $ 5,149 $ 20,596 $ — $ 20,596 VA 94.4% 12,360 49,440 — 49,440 MD 95.0% 1,495 5,980 — 5,980 Total / weighted average 94.2% $ 19,004 $ 76,016 $ — $ 76,016 Other (1) Total / weighted average 94.2% $ 659 $ 2,636 $ 11 $ 2,647 Total 88.8% $ 92,823 $ 371,292 $ 5,319 $ 376,611 ____________________ (1) Includes three standalone retail assets and the Crystal City Marriott, a standalone hotel totaling 266,000 square feet and 345 rooms. The Crystal City Marriott is excluded from the percent occupied metric. Page 19

SUMMARY & SAME STORE NOI (NON-GAAP)

MARCH 31, 2018
(Unaudited)

dollars in thousands

		100% Share	At JBG SMITH Share					
						NOI for the Three Months Ended March 31,		
	Number of Assets	Square Feet/ Units	Square Feet/ Units	% Leased [1]	% Occupied [1]	2018	2017	% Change
Same Store [2]								
DC	9	2,835,984 SF/ 283 Units	2,094,309 SF/ 283 Units	95.2%	95.2%	$ 20,756	$ 16,442	26.2 %
VA	26	7,476,514 SF/ 2,151 Units	7,476,514 SF/ 2,151 Units	87.7%	84.0%	49,789	46,701	6.6 %
MD	1	214,250 SF	214,250 SF	94.2%	94.6%	859	1,036	(17.1)%
Total / weighted average	36	10,526,748 SF/ 2,434 Units	9,785,073 SF/ 2,434 Units	89.3%	86.6%	$ 71,404	$ 64,179	11.3 %
Non-Same Store								
DC	10	1,383,016 SF/ 1,258 Units	720,517 SF/ 574 Units	91.5%	89.9%	$ 6,727	$ 5,342	25.9 %
VA	13	2,186,571 SF/ 1,045 Units	1,343,502 SF/ 734 Units	94.2%	93.2%	11,430	9,416	21.4 %
MD	9	386,972 SF/ 1,279 Units	302,749 SF/ 490 Units	83.1%	66.5%	3,262	3,703	(11.9)%
Total / weighted average	32	3,956,559 SF/ 3,582 Units	2,366,768 SF/ 1,798 Units	91.4%	88.9%	$ 21,419	$ 18,461	16.0 %
Total Operating Portfolio								
DC	19	4,219,000 SF/ 1,541 Units	2,814,826 SF/ 857 Units	93.9%	93.9%	$ 27,483	$ 21,784	26.2 %
VA	39	9,663,085 SF/ 3,196 Units	8,820,016 SF/ 2,885 Units	88.8%	85.4%	61,219	56,117	9.1 %
MD	10	601,222 SF/ 1,279 Units	516,999 SF/ 490 Units	85.7%	78.9%	4,121	4,739	(13.0)%
Operating Portfolio - Total / Weighted Average	**68**	**14,483,307 SF/ 6,016 Units**	**12,151,841 SF/ 4,232 Units**	**89.8%**	**88.8%**	**$ 92,823**	**$ 82,640**	**12.3 %**

Note: Includes financial information for the JBG Assets as if the July 18, 2017 acquisition of the JBG Assets had been completed as of the beginning of the period presented.

(1) The Crystal City Marriott is excluded from the percent leased and percent occupied metrics.
(2) Same store refers to the pool of assets that were in service for the entirety of both periods being compared, except for assets for which significant redevelopment, renovation, or repositioning occurred during either of the periods being compared. No JBG Assets are included in the same store pool.

JBG SMITH

Page 20

SUMMARY NOI (NON-GAAP)

MARCH 31, 2018
(Unaudited)

dollars in thousands

	NOI for the Three Months Ended March 31, 2018 at JBG SMITH Share					
	Consolidated	Unconsolidated	Office [6]	Multifamily	Other	Total
Number of operating assets	49	19	50	14	4	68
Property rentals [1]	$ 111,266	$ 11,867	$ 96,878	$ 25,397	$ 858	$ 123,133
Tenant expense reimbursement	10,866	2,428	11,373	1,784	137	13,294
Other revenue	8,737	980	8,036	1,683	(2)	9,717
Total revenue	130,869	15,275	116,287	28,864	993	146,144
Operating expenses	(46,337)	(6,054)	(42,197)	(9,860)	(334)	(52,391)
Ground rent expense	(930)	—	(930)	—	—	(930)
Total expenses	(47,267)	(6,054)	(43,127)	(9,860)	(334)	(53,321)
NOI [1]	**$ 83,602**	**$ 9,221**	**$ 73,160**	**$ 19,004**	**$ 659**	**$ 92,823**
Annualized NOI	**$ 334,408**	**$ 36,884**	**$ 292,640**	**$ 76,016**	**$ 2,636**	**$ 371,292**
Additional Information						
Free rent (at 100% share)	$ 5,940	$ 1,945	$ 6,667	$ 1,141	$ 77	$ 7,885
Free rent (at JBG SMITH share)	$ 5,940	$ 531	$ 5,794	$ 669	$ 8	$ 6,471
Annualized free rent (at JBG SMITH share) [2]	$ 23,760	$ 2,124	$ 23,176	$ 2,676	$ 32	$ 25,884
Payments associated with assumed lease liabilities (at 100% share)	$ 472	$ 91	$ 563	$ —	$ —	$ 563
Payments associated with assumed lease liabilities (at JBG SMITH share)	$ 472	$ 50	$ 522	$ —	$ —	$ 522
Annualized payments associated with assumed lease liabilities (at JBG SMITH share)[3]	$ 1,888	$ 200	$ 2,088	$ —	$ —	$ 2,088
% occupied (at JBG SMITH share) [4]	88.4%	93.5%	87.0%	94.2%	94.2%	88.8%
Annualized base rent of signed leases, not commenced (at 100% share) [5]	$ 5,308	$ 115	$ 5,308	$ —	$ 115	$ 5,423
Annualized base rent of signed leases, not commenced (at JBG SMITH share) [5]	$ 5,308	$ 11	$ 5,308	$ —	$ 11	$ 5,319

(1) Property rentals and NOI exclude management fees, straight-line rent adjustments, and other GAAP adjustments, and include payments associated with assumed lease liabilities. See definition of NOI on page 49.
(2) Represents JBG SMITH share of free rent for the three months ended March 31, 2018 multiplied by four.
(3) Represents JBG SMITH's share of payments associated with assumed lease liabilities for the three months ended March 31, 2018 multiplied by four.
(4) The Crystal City Marriott is excluded from the percent occupied metric.
(5) Represents monthly base rent before free rent and straight line rent adjustments, plus estimated tenant reimbursements for the month in which the lease commences, multiplied by 12. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to monthly base rent.
(6) Includes $5.0 million of annualized NOI from Summit I and II, which were sold in April 2018. Includes $8.3 million of annualized NOI from Bowen Building, which was sold in May 2018.

JBG SMITH

Page 21

SUMMARY NOI - OFFICE (NON-GAAP)

MARCH 31, 2018
(Unaudited)

dollars in thousands

	NOI for the Three Months Ended March 31, 2018 at JBG SMITH Share					
	Consolidated	Unconsolidated	DC [6]	VA [7]	MD	Total
Number of operating assets	38	12	14	31	5	50
Property rentals [1]	$ 87,475	$ 9,403	$ 28,596	$ 64,269	$ 4,013	$ 96,878
Tenant expense reimbursement	9,071	2,302	6,340	4,524	509	11,373
Other revenue	7,217	819	1,949	5,634	453	8,036
Total revenue	103,763	12,524	36,885	74,427	4,975	116,287
Operating expenses	(37,016)	(5,181)	(14,406)	(25,651)	(2,140)	(42,197)
Ground rent expense	(930)	—	(200)	(521)	(209)	(930)
Total expenses	(37,946)	(5,181)	(14,606)	(26,172)	(2,349)	(43,127)
NOI [1]	**$ 65,817**	**$ 7,343**	**$ 22,279**	**$ 48,255**	**$ 2,626**	**$ 73,160**
Annualized NOI	**$ 263,268**	**$ 29,372**	**$ 89,116**	**$ 193,020**	**$ 10,504**	**$ 292,640**
Additional Information						
Free rent (at 100% share)	$ 5,404	$ 1,263	$ 1,643	$ 4,684	$ 340	$ 6,667
Free rent (at JBG SMITH share)	$ 5,404	$ 390	$ 1,128	$ 4,356	$ 310	$ 5,794
Annualized free rent (at JBG SMITH share) [2]	$ 21,616	$ 1,560	$ 4,512	$ 17,424	$ 1,240	$ 23,176
Payments associated with assumed lease liabilities (at 100% share)	$ 472	$ 91	$ 91	$ 472	$ —	$ 563
Payments associated with assumed lease liabilities (at JBG SMITH share)	$ 472	$ 50	$ 50	$ 472	$ —	$ 522
Annualized payments associated with assumed lease liabilities (at JBG SMITH share) [3]	$ 1,888	$ 200	$ 200	$ 1,888	$ —	$ 2,088
% occupied (at JBG SMITH share) [4]	86.5%	93.5%	93.9%	85.3%	78.9%	87.0%
Annualized base rent of signed leases, not commenced (at 100% share) [5]	$ 5,308	$ —	$ 408	$ 4,900	$ —	$ 5,308
Annualized base rent of signed leases, not commenced (at JBG SMITH share) [5]	$ 5,308	$ —	$ 408	$ 4,900	$ —	$ 5,308

(1) Property rentals and NOI exclude management fees, straight-line rent adjustments, and other GAAP adjustments, and include payments associated with assumed lease liabilities. See definition of NOI on page 49.
(2) Represents JBG SMITH share of free rent for the three months ended March 31, 2018 multiplied by four.
(3) Represents JBG SMITH's share of payments associated with assumed lease liabilities for the three months ended March 31, 2018 multiplied by four.
(4) The Crystal City Marriott is excluded from the percent occupied metric.
(5) Represents monthly base rent before free rent and straight line rent adjustments, plus estimated tenant reimbursements for the month in which the lease commences, multiplied by 12. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to monthly base rent.
(6) Includes $8.3 million of annualized NOI from Bowen Building, which was sold in May 2018.
(7) Includes $5.0 million of annualized NOI from Summit I and II, which were sold in April 2018.

JBG SMITH

Page 22

SUMMARY NOI - MULTIFAMILY (NON-GAAP)

MARCH 31, 2018
(Unaudited)

dollars in thousands

	NOI for the Three Months Ended March 31, 2018 at JBG SMITH Share					
	Consolidated	Unconsolidated	DC	VA	MD	Total
Number of operating assets	8	6	4	5	5	14
Property rentals [1]	$ 23,196	$ 2,201	$ 6,596	$ 16,526	$ 2,275	$ 25,397
Tenant expense reimbursement	1,725	59	604	1,115	65	1,784
Other revenue	1,520	163	419	1,164	100	1,683
Total revenue	26,441	2,423	7,619	18,805	2,440	28,864
Operating expenses	(9,075)	(785)	(2,470)	(6,445)	(945)	(9,860)
Ground rent expense	—	—	—	—	—	—
Total expenses	(9,075)	(785)	(2,470)	(6,445)	(945)	(9,860)
NOI [1]	**$ 17,366**	**$ 1,638**	**$ 5,149**	**$ 12,360**	**$ 1,495**	**$ 19,004**
Annualized NOI	**$ 69,464**	**$ 6,552**	**$ 20,596**	**$ 49,440**	**$ 5,980**	**$ 76,016**
Additional Information						
Free rent (at 100% share)	$ 536	$ 605	$ 430	$ 440	$ 271	$ 1,141
Free rent (at JBG SMITH share)	$ 536	$ 133	$ 204	$ 416	$ 49	$ 669
Annualized free rent (at JBG SMITH share) [2]	$ 2,144	$ 532	$ 816	$ 1,664	$ 196	$ 2,676
Payments associated with assumed lease liabilities (at 100% share)	$ —	$ —	$ —	$ —	$ —	$ —
Payments associated with assumed lease liabilities (at JBG SMITH share)	$ —	$ —	$ —	$ —	$ —	$ —
Annualized payments associated with assumed lease liabilities (at JBG SMITH share) [3]	$ —	$ —	$ —	$ —	$ —	$ —
% occupied (at JBG SMITH share) [4]	94.2%	93.5%	92.8%	94.4%	95.0%	94.2%
Annualized base rent of signed leases, not commenced (at 100% share) [5]	$ —	—	$ —	—	—	$ —
Annualized base rent of signed leases, not commenced (at JBG SMITH share) [5]	$ —	—	$ —	—	—	$ —

---

(1) Property rentals and NOI exclude management fees, straight-line rent adjustments, and other GAAP adjustments, and include payments associated with assumed lease liabilities. See definition of NOI on page 49.
(2) Represents JBG SMITH share of free rent for the three months ended March 31, 2018 multiplied by four.
(3) Represents JBG SMITH's share of payments associated with assumed lease liabilities for the three months ended March 31, 2018 multiplied by four.
(4) The Crystal City Marriott is excluded from the percent occupied metric.
(5) Represents monthly base rent before free rent and straight line rent adjustments, plus estimated tenant reimbursements for the month in which the lease commences, multiplied by 12. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to monthly base rent.

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Page 23

NOI RECONCILIATIONS (NON-GAAP) MARCH 31, 2018 (Unaudited) dollars in thousands Three Months Ended March 31, 2018 2018 2017 Net income (loss) attributable to common shareholders $ (4,190) $ 6,318 Add: Depreciation and amortization expense 49,160 33,782 General and administrative expense: Corporate and other 12,711 13,392 Third-party real estate services 22,609 4,698 Share-based compensation related to Formation Transaction 9,428 — Transaction and other costs 4,221 5,841 Interest expense 19,257 13,918 Income tax expense (benefit) (908) 354 Less: Third-party real estate services, including reimbursements 24,330 7,125 Other income 1,116 1,582 Income (loss) from unconsolidated real estate ventures (1,902) 209 Interest and other income, net 573 775 Gain on sale of real estate 455 — Net loss attributable to redeemable noncontrolling interests 594 — Net loss attributable to noncontrolling interests 2 — Consolidated NOI 87,120 68,612 NOI attributable to consolidated JBG Assets (1) — 11,050 Proportionate NOI attributable to unconsolidated JBG Assets (1) — 3,715 Proportionate NOI attributable to unconsolidated real estate ventures 9,207 2,201 Non-cash rent adjustments (2) (1,096) (4,017) Other adjustments (3) (2,408) 1,079 Total adjustments 5,703 14,028 NOI $ 92,823 $ 82,640 Non-same store NOI 21,419 18,461 Same store NOI $ 71,404 $ 64,179 Number of properties in same store pool 36 36 ___________________ (1) Includes financial information for the JBG Assets as if the July 18, 2017 acquisition of the JBG Assets had been completed as of the beginning of the period presented. (2) Adjustment to exclude straight-line rent, above/below market lease amortization and lease incentive amortization. (3) Adjustment to include other income and payments associated with assumed lease liabilities related to operating properties, and exclude incidental income generated by development assets and commercial lease termination revenue. Page 24

LEASING ACTIVITY - OFFICE MARCH 31, 2018 (Unaudited) square feet in thousands Three Months Ended March 31, 2018 Square feet leased: At 100% share 355 At JBG SMITH share 322 Initial rent (1) $ 47.35 Straight-line rent (2) $ 49.27 Weighted average lease term (years) 7.3 Weighted average free rent period (months) 4.7 Second generation space: 134 Square feet 188 Cash basis: Initial rent (1) $ 47.00 Prior escalated rent $ 48.92 % change (3.9)% GAAP basis: Straight-line rent (2) $ 46.94 Prior straight-line rent $ 46.25 % change 1.5 % Tenant improvements: Per square foot $ 46.87 Per square foot per annum $ 6.40 % of initial rent 13.5 % Leasing commissions: Per square foot $ 13.13 Per square foot per annum $ 1.79 % of initial rent 3.8% ___________________ Note: At JBG SMITH share, unless otherwise indicated. The leasing activity and related statistics are based on leases signed during the period and are not intended to coincide with the commencement of rental revenue in accordance with GAAP. Second generation space represents square footage that had not been vacant for more than nine months. (1) Represents the cash basis weighted average starting rent per square foot, which is generally indicative of market rents. Most leases include free rent and periodic step-ups in rent which are not included in the initial cash basis rent per square foot but are included in the GAAP basis deferred rent per square foot. (2) Represents the GAAP basis weighted average rent per square foot that is recognized over the term of the respective leases, and includes the effect of free rent and fixed step-ups in rent. Page 25

LEASE EXPIRATIONS

MARCH 31, 2018
(Unaudited)

		At JBG SMITH Share					
Year of Lease Expiration	Number of Leases	Square Feet	% of Total Square Feet	Annualized Rent (in thousands)	% of Total Annualized Rent	Annualized Rent Per Square Foot	Estimated Annualized Rent Per Square Foot at Expiration [(1)]
Month-to-Month	78	131,065	1.2%	$ 3,915	0.8%	$ 29.87	$ 29.87
2018	137	711,474	6.8%	30,255	6.6%	42.52	42.80
2019	186	1,252,703	11.9%	57,302	12.4%	45.74	46.84
2020	185	1,423,646	13.6%	67,355	14.6%	47.31	49.44
2021	135	1,045,464	10.0%	48,180	10.5%	46.08	49.47
2022	126	1,437,748	13.7%	66,051	14.3%	45.94	49.08
2023	85	505,888	4.8%	20,557	4.5%	40.64	45.29
2024	84	658,465	6.3%	30,158	6.5%	45.80	52.95
2025	59	422,033	4.0%	16,563	3.6%	39.24	45.35
2026	67	388,929	3.7%	17,688	3.8%	45.48	52.51
Thereafter	162	2,514,998	24.0%	102,779	22.4%	40.87	52.19
In-Place Leases - Total/Weighted Average	**1,304**	**10,492,413**	**100.0%**	**$ 460,803**	**100.0%**	**$ 43.92**	**$ 49.02**

Note: Includes all leases signed as of March 31, 2018 for office and retail space within JBG SMITH's operating portfolio.

(1) Represents monthly base rent before free rent, plus tenant reimbursements, as of lease expiration multiplied by 12 and divided by square feet. Triple net leases are converted to a gross basis by adding tenant reimbursements to monthly base rent. Tenant reimbursements at lease expiration are estimated by escalating tenant reimbursements as of March 31, 2018, or management's estimate thereof, by 2.75% annually through the lease expiration year.

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Page 26

SIGNED BUT NOT YET COMMENCED LEASES

MARCH 31, 2018
(Unaudited)

in thousands

		At JBG SMITH Share						
		Estimated Rent [1] for the Quarter Ending						Total Annualized Estimated Rent Thereafter [3]
Assets	**C/U** [2]	**June 30, 2018**	**September 30, 2018**	**December 31, 2018**	**March 31, 2019**	**June 30, 2019**	**September 30, 2019**	
Office								
Operating	C	$ 194	$ 532	$ 620	$ 1,327	$ 1,327	$ 1,327	$ 5,308
Under construction [4]	C	223	503	503	503	503	1,198	15,627
Under construction	U	—	—	—	309	1,021	1,069	8,108
Total		$ 417	$ 1,035	$ 1,123	$ 2,139	$ 2,851	$ 3,594	$ 29,043
Multifamily								
Under construction	C	50	151	151	151	151	181	$ 2,349
Under construction	U	—	—	—	—	—	—	356
Total		$ 50	$ 151	$ 151	$ 151	$ 151	$ 181	$ 2,705
Other								
Operating	U	$ —	$ 1	$ 3	$ 3	$ 3	$ 3	$ 11
Under construction	U	—	—	33	33	33	33	133
Total		$ —	$ 1	$ 36	$ 36	$ 36	$ 36	$ 144
Total		**$ 467**	**$ 1,187**	**$ 1,310**	**$ 2,326**	**$ 3,038**	**$ 3,811**	**$ 31,892**

Note: Includes only leases for office and retail spaces that were vacant as of March 31, 2018.

(1) Represents contractual monthly base rent before free rent, plus estimated tenant reimbursements for the month in which the lease is estimated to commence, multiplied by the applicable number of months for each quarter based on the lease's estimated commencement date. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to monthly base rent.

(2) "C" denotes a consolidated interest. "U" denotes an unconsolidated interest.

(3) Represents contractual monthly base rent before free rent, plus estimated tenant reimbursements for the month in which the lease is expected to commence, multiplied by 12. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to monthly base rent.

(4) Total Annualized Estimated Rent for the quarter ending September 30, 2019 and Total Annualized Estimated Rent Thereafter include contractual revenue of $0.4 million and $4.6 million from JBG SMITH's lease at 4747 Bethesda Avenue.

JBG SMITH

Page 27

TENANT CONCENTRATION

MARCH 31, 2018
(Unaudited)

dollars in thousands

	Tenant	Number of Leases	Square Feet	% of Total Square Feet		Annualized Rent	% of Total Annualized Rent
			At JBG SMITH Share				
1	U.S. Government (GSA)	82	2,579,525	24.6%	$	103,061	22.4%
2	Family Health International	9	320,791	3.1%		15,949	3.5%
3	Lockheed Martin Corporation	5	274,361	2.6%		13,132	2.8%
4	Arlington County	9	241,288	2.3%		11,608	2.5%
5	Paul Hastings LLP	5	125,863	1.2%		9,594	2.1%
6	Greenberg Traurig LLP	1	115,315	1.1%		8,904	1.9%
7	Baker Botts	2	85,090	0.8%		6,862	1.5%
8	Public Broadcasting Service	5	140,885	1.3%		5,811	1.3%
9	Accenture LLP	1	102,756	1.0%		5,668	1.2%
10	WeWork	3	122,271	1.2%		5,553	1.2%
11	Cooley LLP	5	71,541	0.7%		5,536	1.2%
12	Evolent Health LLC	1	90,905	0.9%		4,701	1.0%
13	DRS Tech Inc dba Finmeccanica	3	92,834	0.9%		4,516	1.0%
14	RTKL Associates Inc	2	64,003	0.6%		4,389	1.0%
15	Noblis Inc	2	160,503	1.5%		4,028	0.9%
16	National Consumer Cooperative	5	87,243	0.8%		3,985	0.9%
17	Conservation Intl. Foundation	1	86,996	0.8%		3,949	0.9%
18	Chemonics International	4	100,025	1.0%		3,896	0.8%
19	U.S. Green Building Council	1	54,675	0.5%		3,799	0.8%
20	Cushman & Wakefield U.S. Inc	3	58,641	0.6%		3,703	0.8%
	Other	1,155	5,516,902	52.5%		232,159	50.3%
	In-Place Leases - Total	**1,304**	**10,492,413**	**100.0%**	**$**	**460,803**	**100.0%**

Note: Includes all in-place leases as of March 31, 2018 for office and retail space within JBG SMITH's operating portfolio.

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Page 28

INDUSTRY DIVERSITY MARCH 31, 2018 (Unaudited) dollars in thousands At JBG SMITH Share Number of % of Total Annualized % of Total Industry Leases Square Feet Square Feet Rent Annualized Rent 1 Government 104 2,899,153 27.6% $ 118,183 25.6% 2 Government Contractors 159 1,802,485 17.2% 80,004 17.4% 3 Business Services 189 1,450,351 13.8% 61,830 13.4% 4 Member Organizations 115 995,439 9.5% 47,255 10.3% 5 Legal Services 72 621,383 5.9% 41,489 9.0% 6 Health Services 73 426,315 4.1% 18,117 3.9% 7 Real Estate 58 389,696 3.7% 17,685 3.8% 8 Food and Beverage 140 252,389 2.4% 13,382 2.9% 9 Communications 26 254,959 2.4% 9,969 2.2% 10 Educational Services 29 213,391 2.0% 8,659 1.9% Other 339 1,186,852 11.4% 44,230 9.6% In-Place Leases - Total 1,304 10,492,413 100.0% $ 460,803 100.0% _______________ Note: Includes all in-place leases as of March 31, 2018 for office and retail space within JBG SMITH's operating portfolio. Page 29

PORTFOLIO SUMMARY MARCH 31, 2018 (Unaudited) Estimated Potential Number Rentable Number of Development of Assets Square Feet Units (1) Density (2) Wholly Owned Operating 49 14,470,551 3,908 — Under construction 4 1,269,257 547 — Future development 27 — — 17,121,700 Total 80 15,739,808 4,455 17,121,700 Real Estate Ventures Operating 19 5,319,797 2,108 — Under construction 6 1,610,959 1,220 — Future development 16 — — 4,217,500 Total 41 6,930,756 3,328 4,217,500 Total Portfolio 121 22,670,564 7,783 21,339,200 Total Portfolio (at JBG SMITH Share) 121 18,200,018 5,800 17,896,500 ____________________ Note: At 100% share, unless otherwise indicated. (1) For assets under construction, represents estimated number of units based on current design plans. (2) Includes estimated potential office, multifamily and retail development density. Page 30

PROPERTY TABLE - OFFICE

MARCH 31, 2018
(Unaudited)

Office Assets	Submarket	% Ownership	C/U [1]	Same Store [2]: Q1 2017-2018 / YTD 2017-2018	Year Built / Renovated	Total Square Feet	Office Square Feet	Retail Square Feet	% Leased	Office % Occupied	Retail % Occupied	Annualized Rent (in thousands)	Office Annualized Rent Per Square Foot [3]	Retail Annualized Rent Per Square Foot [4]
DC														
Universal Buildings	Uptown	100.0 %	C	Y / Y	1956 / 1990	686,919	568,843	91,075	97.7 %	98.8 %	99.6 %	$ 32,003	$ 48.22	$ 51.34
2101 L Street	CBD	100.0 %	C	Y / Y	1975 / 2007	380,375	346,588	31,320	98.1 %	99.0 %	92.6 %	25,674	70.12	54.50
Bowen Building [5]	East End	100.0 %	C	Y / Y	1922 / 2004	231,402	229,943	—	86.1 %	86.1 %	—	13,907	70.11	—
1730 M Street [6]	CBD	100.0 %	C	Y / Y	1964 / 1998	205,360	196,757	8,018	92.5 %	92.2 %	100.0 %	8,682	45.63	48.85
1233 20th Street	CBD	100.0 %	C	N / N	1984 / 2003	151,165	149,625	—	87.1 %	87.1 %	—	6,016	46.02	—
Executive Tower	East End	100.0 %	C	Y / Y	2001 / 2016	129,739	124,488	4,293	79.7 %	80.0 %	88.6 %	7,914	77.52	51.20
1600 K Street	CBD	100.0 %	C	N / N	1950 / 2000	84,601	69,620	12,391	98.6 %	98.3 %	100.0 %	4,260	50.02	65.48
L'Enfant Plaza Office-East [6]	Southwest	49.0 %	U	N / N	1972 / 2012	437,518	396,651	—	89.7 %	90.6 %	—	16,771	46.28	—
L'Enfant Plaza Office-North	Southwest	49.0 %	U	N / N	1969 / 2014	305,153	279,848	19,474	84.7 %	85.9 %	85.9 %	11,302	45.88	16.33
L'Enfant Plaza Retail [6]	Southwest	49.0 %	U	N / N	1968 / 2014	143,614	16,596	102,765	78.1 %	100.0 %	79.8 %	4,796	36.36	50.33
The Warner	East End	55.0 %	U	Y / Y	1924 / 2012	585,040	526,276	57,182	98.6 %	99.6 %	90.4 %	40,039	73.50	28.70
Investment Building	East End	5.0 %	U	Y / Y	1924 / 2001	401,380	375,840	18,140	92.0 %	91.8 %	100.0 %	26,178	71.55	75.23
The Foundry	Georgetown	9.9 %	U	N / N	1973 / 2017	233,533	223,866	6,854	92.7 %	92.7 %	100.0 %	9,752	45.43	40.66
1101 17th Street	CBD	55.0 %	U	Y / Y	1964 / 1999	215,769	200,773	9,758	94.6 %	95.9 %	82.7 %	10,343	50.45	67.76
VA														
Courthouse Plaza 1 and 2 [8]	Clarendon/ Courthouse	100.0 %	C	Y / Y	1989 / 2013	639,431	575,489	57,193	93.6 %	91.1 %	100.0 %	$ 26,906	$ 47.26	$ 34.57
2345 Crystal Drive	Crystal City	100.0 %	C	Y / Y	1988 / N/A	507,336	498,324	4,206	83.8 %	84.0 %	100.0 %	19,529	46.11	38.37
2121 Crystal Drive	Crystal City	100.0 %	C	Y / Y	1985 / 2006	505,754	505,349	405	97.9 %	96.6 %	—	23,509	48.15	—
1550 Crystal Drive [7]	Crystal City	100.0 %	C	Y / Y	1980 / 2001	489,997	450,508	28,725	84.6 %	80.2 %	75.5 %	15,541	40.70	38.12
2231 Crystal Drive	Crystal City	100.0 %	C	Y / Y	1987 / 2009	466,975	416,015	50,960	89.3 %	87.9 %	100.0 %	17,417	42.54	36.37
RTC-West [7]	Reston	100.0 %	C	N / N	1988 / 2014	446,176	445,027	—	91.9 %	90.3 %	—	14,707	36.57	—
2011 Crystal Drive	Crystal City	100.0 %	C	Y / Y	1984 / 2006	444,905	433,247	6,762	90.4 %	82.7 %	100.0 %	16,291	44.31	54.26
2451 Crystal Drive	Crystal City	100.0 %	C	Y / Y	1990 / N/A	402,172	386,182	11,690	75.6 %	74.8 %	100.0 %	12,869	42.95	34.06
Commerce Executive [7]	Reston	100.0 %	C	Y / Y	1987 / 2015	393,527	372,190	16,260	89.0 %	89.2 %	95.2 %	12,377	35.82	27.81
1235 S. Clark Street	Crystal City	100.0 %	C	Y / Y	1981 / 2007	384,026	335,527	48,346	85.3 %	82.1 %	100.0 %	12,235	41.04	19.22
241 18th Street S.	Crystal City	100.0 %	C	Y / Y	1977 / 2013	361,261	330,882	28,457	76.2 %	73.4 %	89.9 %	10,462	39.49	33.63
251 18th Street S.	Crystal City	100.0 %	C	Y / Y	1975 / 2013	343,245	292,987	46,581	99.0 %	98.9 %	96.4 %	13,498	40.79	36.68
1215 S. Clark Street	Crystal City	100.0 %	C	Y / Y	1983 / 2002	336,159	333,546	2,613	100.0 %	100.0 %	100.0 %	10,797	32.12	32.60
201 12th Street S.	Crystal City	100.0 %	C	Y / Y	1987 / N/A	333,838	317,672	12,213	87.6 %	88.2 %	100.0 %	10,419	35.59	36.44
800 North Glebe Road	Ballston	100.0 %	C	N / N	2012 / N/A	305,039	277,397	26,247	99.5 %	100.0 %	100.0 %	14,619	48.24	47.10
1225 S. Clark Street	Crystal City	100.0 %	C	Y / Y	1982 / 2013	283,812	270,757	12,850	52.0 %	49.7 %	100.0 %	5,335	37.78	19.35

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Page 31

PROPERTY TABLE - OFFICE

MARCH 31, 2018
(Unaudited)

Office Assets	Submarket	% Ownership	C/U [1]	Same Store [2]: Q1 2017-2018 / YTD 2017-2018	Year Built / Renovated	Total Square Feet	Office Square Feet	Retail Square Feet	% Leased	Office % Occupied	Retail % Occupied	Annualized Rent (in thousands)	Office Annualized Rent Per Square Foot [3]	Retail Annualized Rent Per Square Foot [4]
2200 Crystal Drive	Crystal City	100.0 %	C	Y / Y	1968 / 2006	282,920	282,920	—	45.6 %	45.6 %	—	$ 4,928	$ 38.17	$ —
1901 South Bell Street	Crystal City	100.0 %	C	Y / Y	1968 / 2008	277,003	275,079	1,924	100.0 %	100.0 %	100.0 %	11,130	40.45	2.26
2100 Crystal Drive	Crystal City	100.0 %	C	Y / Y	1968 / 2006	249,281	249,281	—	98.8 %	98.8 %	—	10,141	41.19	—
200 12th Street S.	Crystal City	100.0 %	C	Y / Y	1985 / 2013	202,736	202,736	—	86.7 %	83.1 %	—	7,297	43.30	—
2001 Jefferson Davis Highway	Crystal City	100.0 %	C	Y / Y	1967 / N/A	160,869	159,736	—	64.4 %	64.2 %	—	3,434	33.47	—
Summit I [8]	Reston	100.0 %	C	N / N	1987 / 2012	145,768	145,768	—	100.0 %	100.0 %	—	3,672	25.19	—
Summit II [7] [8]	Reston	100.0 %	C	N / N	1986 / 2012	138,350	136,878	1,472	100.0 %	100.0 %	100.0 %	4,567	33.32	4.08
Crystal City Shops at 2100	Crystal City	100.0 %	C	Y / Y	1968 / 2006	79,755	—	78,245	68.4 %	—	68.1 %	1,049	—	19.35
Wiehle Avenue Office Building	Reston	100.0 %	C	N / N	1984 / N/A	77,528	74,658	—	55.9 %	57.5 %	—	1,171	27.16	—
1800 South Bell Street [7]	Crystal City	100.0 %	C	N / N	1969 / 2007	74,701	49,792	24,479	100.0 %	100.0 %	100.0 %	2,597	47.80	8.53
Crystal Drive Retail	Crystal City	100.0 %	C	Y / Y	2003 / N/A	56,965	—	56,965	94.5 %	—	94.5 %	2,853	—	53.01
Pickett Industrial Park	Eisenhower Avenue	10.0 %	U	N / N	1973 / N/A	246,145	246,145	—	100.0 %	100.0 %	—	3,483	14.15	—
Rosslyn Gateway-North	Rosslyn	18.0 %	U	N / N	1996 / 2014	144,483	125,320	12,754	87.5 %	81.9 %	96.0 %	4,476	40.67	24.29
Rosslyn Gateway-South	Rosslyn	18.0 %	U	N / N	1961 / N/A	105,723	94,477	7,584	79.8 %	84.2 %	40.4 %	2,092	24.66	40.06
MD														
7200 Wisconsin Avenue	Bethesda CBD	100.0 %	C	N / N	1986 / 2015	270,628	250,071	16,662	66.7 %	65.6 %	82.2 %	$ 8,650	$ 48.47	$ 49.76
One Democracy Plaza* [6]	Bethesda-Rock Spring	100.0 %	C	Y / Y	1987 / 2013	214,250	210,993	2,138	94.2 %	94.6 %	100.0 %	6,450	31.96	31.76
4749 Bethesda Avenue Retail	Bethesda CBD	100.0 %	C	N / N	2016 / N/A	13,633	—	13,633	—	—	—	—	—	—
11333 Woodglen Drive	Rockville Pike Corridor	18.0 %	U	N / N	2004 / N/A	62,875	54,077	8,573	97.6 %	97.2 %	100.0 %	2,280	34.86	51.82
NoBe II Office [7]	Rockville Pike Corridor	18.0 %	U	N / N	1965 / 2005	39,836	31,402	8,434	61.9 %	51.7 %	100.0 %	579	22.23	25.95
Total / Weighted Average						**13,678,670**	**12,536,146**	**947,641**	**88.4 %**	**87.7 %**	**89.8 %**	**$ 534,997**	**$ 45.51**	**$ 38.90**
Recently Delivered														
VA														
RTC - West Retail	Reston	100.0 %	C	N / N	2017 / N/A	40,025	—	40,025	77.8 %	—	73.6 %	1,925	—	65.34
Operating - Total / Weighted Average						**13,718,695**	**12,536,146**	**987,666**	**88.3 %**	**87.7 %**	**89.2 %**	**$ 536,922**	**$ 45.51**	**$ 39.78**

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Page 32

PROPERTY TABLE - OFFICE

MARCH 31, 2018
(Unaudited)

Office Assets	Submarket	% Ownership	C/U [1]	Same Store [2]: Q1 2017-2018 / YTD 2017-2018	Year Built / Renovated	Total Square Feet	Office Square Feet	Retail Square Feet	% Leased	Office % Occupied	Retail % Occupied	Annualized Rent (in thousands)	Office Annualized Rent Per Square Foot [3]	Retail Annualized Rent Per Square Foot [4]
Under Construction														
DC														
1900 N Street [8] [9]	CBD	55.0 %	U			271,433	258,931	12,502	29.6 %					
L'Enfant Plaza Office-Southeast	Southwest	49.0 %	U			215,185	215,185	—	74.3 %					
VA														
CEB Tower at Central Place [8]	Rosslyn	100.0 %	C			529,997	518,255	11,742	74.6 %					
MD														
4747 Bethesda Avenue [10]	Bethesda CBD	100.0 %	C			287,183	281,020	6,163	77.4 %					
Under Construction - Total / Weighted Average						**1,303,798**	**1,273,391**	**30,407**	**65.8 %**					
Total / Weighted Average						**15,022,493**	**13,809,537**	**1,018,073**	**86.4 %**					
Totals at JBG SMITH Share														
Operating assets						11,803,599	10,824,818	841,163	87.8 %	87.0 %	89.6 %	$ 452,963	$ 44.85	$ 39.07
Under construction assets						1,071,899	1,047,117	24,781	69.0 %					

Number of Assets and Total Square Feet Reconciliation

Operating Assets	Number of Assets	At 100% Share Square Feet	At JBG SMITH Share Square Feet
Q4 2017	51	13,744,237	11,829,162
Placed in service	—	—	—
Out-of-service adjustment [11]	(1)	(25,152)	(25,152)
Building re-measurements	—	(390)	(411)
Q1 2018	50	13,718,695	11,803,599

See footnotes on page 34.

JBG SMITH

Page 33

PROPERTY TABLE - OFFICE

MARCH 31, 2018
(Unaudited)

Footnotes

Note: At 100% share. Excludes our 10% subordinated interests in five commercial buildings held through a real estate venture in which we have no economic interest.

* Not Metro-Served.

(1) "C" denotes a consolidated interest. "U" denotes an unconsolidated interest.

(2) "Y" denotes an asset as same store and "N" denotes an asset as non-same store.

(3) Represents annualized office rent divided by occupied office square feet; annualized retail rent and retail square feet are excluded from this metric. Occupied office square footage may differ from leased office square footage because leased office square footage includes leases that have been signed but have not yet commenced.

(4) Represents annualized retail rent divided by occupied retail square feet. Occupied retail square footage may differ from leased retail square footage because leased retail square footage includes leases that have been signed but have not yet commenced.

(5) In May 2018, we closed on the sale of Bowen Building for $140.0 million.

(6) The following assets are subject to ground leases:

Office Asset	Ground Lease Expiration Date
1730 M Street	4/30/2061
L'Enfant Plaza Office - East	11/23/2064
L'Enfant Plaza Retail	11/23/2064
Courthouse Plaza 1 and 2	1/19/2062
One Democracy Plaza	11/17/2084
1900 N Street**	5/31/2106
CEB Tower at Central Place***	6/2/2102

** Only a portion of the asset is subject to a ground lease.

*** We have an option to purchase the ground lease at a fixed price.

(7) The following assets contain space that is held for development or not otherwise available for lease. This out-of-service square footage is excluded from area, leased, and occupancy metrics in the above table.

Office Asset	In-Service	Not Available for Lease
1550 Crystal Drive	489,997	18,293
RTC - West	446,176	19,911
Commerce Executive	393,527	14,085
Summit II	138,350	6,480
1800 South Bell Street	74,701	146,079
NoBe II Office	39,836	96,983

(8) In April 2018, we closed on the sale of Summit I and II for $95.0 million. The sale also included approximately 700,000 square feet of estimated potential development density.

(9) Ownership percentage reflects expected dilution of JBG SMITH as contributions are funded during the construction of the asset. As of March 31, 2018 JBG SMITH's ownership interest was 96.6%.

(10) Includes JBG SMITH's lease for approximately 80,200 square feet.

(11) 1831 Wiehle Avenue was taken out of service in Q1 2018.

JBG SMITH

Page 34

PROPERTY TABLE - MULTIFAMILY

MARCH 31, 2018
(Unaudited)

Multifamily Assets	Submarket	% Ownership	C/U [1]	Same Store [2]: Q1 2017-2018 / YTD 2017-2018	Year Built / Renovated	Number of Units	Total Square Feet	Multifamily Square Feet	Retail Square Feet	% Leased	Multifamily % Occupied	Retail % Occupied	Annualized Rent (in thousands)	Monthly Rent Per Unit [3] [4]	Monthly Rent Per Square Foot [4] [5]
DC															
Fort Totten Square	Brookland/Fort Totten	100.0 %	C	N / N	2015 / N/A	345	384,316	253,652	130,664	95.0 %	89.0 %	100.0 %	$ 8,710	$ 1,786	$ 2.43
WestEnd25	West End	100.0 %	C	Y / Y	2009 / N/A	283	273,264	273,264	—	98.6 %	96.3 %	—	11,358	3,473	3.60
The Gale Eckington	H Street/NoMa	5.0 %	U	N / N	2013 / 2017	603	466,716	465,516	1,200	95.2 %	92.6 %	100.0 %	13,741	2,045	2.65
Atlantic Plumbing	U Street/Shaw	64.0 %	U	N / N	2015 / N/A	310	245,527	221,788	23,739	97.2 %	94.7 %	100.0 %	10,599	2,690	3.76
VA															
RiverHouse Apartments	Pentagon City	100.0 %	C	Y / Y	1960 / 2013	1,670	1,322,016	1,319,354	2,662	94.8 %	93.2 %	100.0 %	$ 32,999	$ 1,763	$ 2.23
The Bartlett	Pentagon City	100.0 %	C	N / N	2016 / N/A	699	619,372	577,295	42,077	96.2 %	95.6 %	100.0 %	22,822	2,682	3.25
220 20th Street	Crystal City	100.0 %	C	Y / Y	2009 / N/A	265	271,790	269,913	1,877	97.5 %	94.9 %	83.3 %	7,818	2,576	2.53
2221 South Clark Street	Crystal City	100.0 %	C	Y / Y	1964 / 2016	216	171,080	164,743	—	100.0 %	100.0 %	—	3,450	N/A	N/A
Fairway Apartments*	Reston	10.0 %	U	N / N	1969 / 2005	346	370,850	370,850	—	93.7 %	92.3 %	—	6,167	1,609	1.50
MD															
Falkland Chase-South & West	Downtown Silver Spring	100.0 %	C	N / N	1938 / 2011	268	222,949	222,949	—	98.1 %	95.9 %	—	$ 5,424	$ 1,759	$ 2.11
Falkland Chase-North [6]	Downtown Silver Spring	100.0 %	C	N / N	1938 / 1986	162	106,159	106,159	—	98.3 %	95.1 %	—	2,702	1,462	2.23
Galvan	Rockville Pike Corridor	1.8 %	U	N / N	2015 / N/A	356	390,641	295,033	95,608	93.8 %	90.3 %	94.5 %	10,479	1,831	2.21
The Alaire [7]	Rockville Pike Corridor	18.0 %	U	N / N	2010 / N/A	279	266,497	251,691	14,806	92.8 %	91.2 %	100.0 %	5,788	1,697	1.88
The Terano [6] [7]	Rockville Pike Corridor	1.8 %	U	N / N	2015 / N/A	214	195,864	183,496	12,368	92.1 %	89.3 %	76.2 %	4,304	1,753	2.04
Operating - Total / Weighted Average						**6,016**	**5,307,041**	**4,975,703**	**325,001**	**95.5 %**	**93.5 %**	**97.4 %**	**$ 146,361**	**$ 2,063**	**$ 2.49**
Under Construction															
DC															
West Half	Ballpark/Southeast	95.4 %	C			465	388,174	346,415	41,759						
965 Florida Avenue [8]	U Street/Shaw	96.1 %	C			433	336,092	290,296	45,796						
1221 Van Street	Ballpark/Southeast	100.0 %	C			291	226,546	202,988	23,558						
Atlantic Plumbing C	U Street/Shaw	100.0 %	C			256	225,531	206,057	19,474						
MD															
7900 Wisconsin Avenue	Bethesda CBD	50.0 %	U			322	359,025	338,990	20,035						
Under Construction - Total						**1,767**	**1,535,368**	**1,384,746**	**150,622**						
Total						**7,783**	**6,842,409**	**6,360,449**	**475,623**						

JBG SMITH

Page 35

PROPERTY TABLE - MULTIFAMILY

MARCH 31, 2018
(Unaudited)

Multifamily Assets	Submarket	% Ownership	C/U [1]	Same Store [2]: Q1 2017-2018 / YTD 2017-2018	Year Built / Renovated	Number of Units	Total Square Feet	Multifamily Square Feet	Retail Square Feet	% Leased	Multifamily % Occupied	Retail % Occupied	Annualized Rent (in thousands)	Monthly Rent Per Unit [3] [4]	Monthly Rent Per Square Foot [4] [5]
Totals at JBG SMITH Share															
Operating assets						4,232	3,647,031	3,443,552	197,142	96.1 %	94.2 %	99.8 %	$ 104,678	$ 2,139	$ 2.62
Under construction assets						1,568	1,325,142	1,188,214	136,928						

Number of Assets and Total Square Feet/Units Reconciliation

Operating Assets	Number of Assets	At 100% Share Square Feet/Units	At JBG SMITH Share Square Feet/Units
Q4 2017	14	5,307,050 SF/ 6,016 Units	3,647,031 SF/ 4,232 Units
Placed in service	—	—	—
Out-of-service adjustment	—	—	—
Building re-measurements	—	-9 SF/ 0 Units	0 SF/ 0 Units
Q1 2018	14	5,307,041 SF/ 6,016 Units	3,647,031 SF/ 4,232 Units

Leasing Activity - Multifamily

	Number of Assets	Number of Units	Monthly Rent Per Unit [3] Q1 2018	Monthly Rent Per Unit [3] Q1 2017	Monthly Rent Per Unit [3] % Change	Multifamily % Occupied Q1 2018	Multifamily % Occupied Q1 2017	Multifamily % Occupied % Change	Annualized Rent (in thousands) Q1 2018	Annualized Rent (in thousands) Q1 2017	Annualized Rent (in thousands) % Change
DC	4	857	$ 2,587	$ 2,641	(2.0)%	92.8%	91.3%	1.5 %	$ 24,688	$ 24,770	(0.3)%
VA	3	1,970	1,871	1,845	1.4 %	93.4%	96.1%	(2.7)%	41,322	41,935	(1.5)%
MD	5	490	1,655	1,618	2.3 %	95.0%	94.5%	0.5 %	9,258	9,000	2.9 %
Total / Weighted Average	12	3,317	$ 2,022	$ 2,010	0.6 %	93.5%	94.6%	(1.1)%	$ 75,268	$ 75,705	(0.6)%

Note: At JBG SMITH share. Includes both Vornado Included Assets and JBG Assets placed in service prior to January 1, 2017.

See footnotes on page 37.

JBG SMITH

Page 36

PROPERTY TABLE - MULTIFAMILY
MARCH 31, 2018
(Unaudited)

Footnotes

Note: At 100% share.
* Not Metro-Served.

(1) "C" denotes a consolidated interest. "U" denotes an unconsolidated interest.
(2) "Y" denotes an asset as same store and "N" denotes an asset as non-same store.
(3) Represents multifamily rent divided by occupied multifamily units; retail rent is excluded from this metric. Occupied units may differ from leased units because leased units include leases that have been signed but have not yet commenced.
(4) Excludes 2221 South Clark Street (WeLive).
(5) Represents multifamily rent divided by occupied multifamily square feet; retail rent and retail square feet are excluded from this metric. Occupied multifamily square footage may differ from leased multifamily square footage because leased multifamily square footage includes leases that have been signed but have not yet commenced.
(6) The following assets contain space that is held for development or not otherwise available for lease. This out-of-service square footage is excluded from area, leased, and occupancy metrics in the above table.

Multifamily Asset	In-Service	Not Available for Lease
Falkland Chase - North	106,159	13,284
The Terano	195,864	3,904

(7) The following assets are subject to ground leases:

Multifamily Asset	Ground Lease Expiration Date
The Alaire	3/27/2107
The Terano	8/5/2112

(8) Ownership percentage reflects expected dilution of JBG SMITH's real estate venture partner as contributions are funded during the construction of the asset. As of March 31, 2018, JBG SMITH's ownership interest was 78.3%.

JBG SMITH
Page 37

PROPERTY TABLE - OTHER

MARCH 31, 2018
(Unaudited)

Other Assets	Submarket	% Ownership	C/U [1]	Same Store [2]: Q1 2017-2018 / YTD 2017-2018	Year Built / Renovated	Total Square Feet [3]	% Leased	% Occupied	Annualized Rent (in thousands)	Annualized Rent Per Square Foot [4]
Retail										
DC										
North End Retail	U Street/Shaw	100.0%	C	N / N	2015 / N/A	27,432	93.7%	93.7%	$ 1,390	$ 54.09
VA										
Vienna Retail*	Vienna	100.0%	C	Y / Y	1981 / N/A	8,547	100.0%	100.0%	420	49.15
Stonebridge at Potomac Town Center-Phase I*	Prince William County	10.0%	U	N / N	2012 / N/A	462,633	93.4%	93.4%	13,542	31.34
Total / Weighted Average						**498,612**	**93.5%**	**93.5%**	**$ 15,352**	**$ 32.92**
Hotel										
VA										
Crystal City Marriott Hotel	Crystal City	100.0%	C	Y / Y	1968/2013	266,000 (345 Rooms)				
Operating - Total						**764,612**				
Under Construction										
VA										
Stonebridge at Potomac Town Center-Phase II*	Prince William County	10.0%	U			41,050	100.0%			
Total						**805,662**				
Totals at JBG SMITH Share										
Operating assets						348,242	94.2%	94.2%	$ 3,165	$ 40.85
Under construction assets						4,105	100.0%			

Number of Assets and Total Square Feet Reconciliation

Operating Assets	Number of Assets	At 100% Share Square Feet	At JBG SMITH Share Square Feet
Q4 2017	4	764,612	348,242
Placed in service	—	—	—
Out-of-service adjustment	—	—	—
Building re-measurements	—	—	—
Q1 2018	4	764,612	348,242

See footnotes on page 39.

JBG SMITH

Page 38

PROPERTY TABLE - OTHER MARCH 31, 2018 (Unaudited) Footnotes Note: At 100% share. * Not Metro-Served. (1) “C” denotes a consolidated interest. “U” denotes an unconsolidated interest. (2) “Y” denotes an asset as same store and “N” denotes an asset as non-same store. (3) Does not include over 1.0 million square feet of retail space within our operating and under construction office portfolio and approximately 476,000 square feet of retail space within our operating and under construction multifamily portfolio. (4) Represents annualized rent divided by occupied square feet. Occupied square footage may differ from leased square footage because leased square footage includes leases that have been signed but have not yet commenced. Page 39

PROPERTY TABLE - UNDER CONSTRUCTION

MARCH 31, 2018
(Unaudited)

dollars in thousands, except per square foot data

Asset	Submarket	% Ownership	Estimated Square Feet	% Pre-Leased	Weighted Average Pre-Lease Rent Per Square Foot [1]	Estimated Number of Units	Schedule [2]: Construction Start Date	Schedule [2]: Estimated Completion Date	Schedule [2]: Estimated Stabilization Date	At JBG SMITH Share: Historical Cost [3]	At JBG SMITH Share: Estimated Incremental Investment	At JBG SMITH Share: Estimated Total Investment
Office												
DC												
1900 N Street [4]	CBD	55.0%	271,433	29.6%	$ 86.71	—	Q2 2017	Q2 2020	Q4 2022	$ 96,086	$ 27,803	$ 123,889
L'Enfant Plaza Office - Southeast	Southwest	49.0%	215,185	74.3%	54.58	—	Q1 2017	Q3 2019	Q2 2021	28,805	18,937	47,742
VA												
CEB Tower at Central Place	Rosslyn	100.0%	529,997	74.6%	59.57	—	Q4 2014	Q1 2018	Q2 2020	348,241	52,269	400,510
MD												
4747 Bethesda Avenue [5]	Bethesda CBD	100.0%	287,183	77.4%	61.27	—	Q2 2017	Q4 2019	Q2 2021	62,076	100,944	163,020
Total/weighted average			**1,303,798**	**65.8%**	**$ 61.62**	**—**	**Q1 2016**	**Q4 2018**	**Q4 2020**	**$ 535,208**	**$ 199,953**	**$ 735,161**
Multifamily												
DC												
West Half	Ballpark/ Southeast	95.4%	388,174	—	—	465	Q1 2017	Q1 2020	Q1 2021	90,510	127,422	217,932
965 Florida Avenue [6]	U Street/Shaw	96.1%	336,092	—	—	433	Q4 2017	Q4 2020	Q1 2022	18,882	133,737	152,619
1221 Van Street	Ballpark/ Southeast	100.0%	226,546	22.7%	—	291	Q4 2015	Q1 2018	Q2 2019	109,420	7,076	116,496
Atlantic Plumbing C	U Street/Shaw	100.0%	225,531	—	—	256	Q1 2017	Q4 2019	Q3 2020	78,519	76,693	155,212
MD												
7900 Wisconsin Avenue	Bethesda CBD	50.0%	359,025	—	—	322	Q2 2017	Q3 2020	Q4 2021	30,181	64,234	94,415
Total/weighted average			**1,535,368**	**—**	**—**	**1,767**	**Q1 2017**	**Q4 2019**	**Q1 2021**	**$ 327,512**	**$ 409,162**	**$ 736,674**
Other												
VA												
Stonebridge at Potomac Town Center - Phase II	Prince William County	10.0%	41,050	100.0%	$ 32.40	—	Q3 2017	Q1 2019	Q1 2019	618	1,194	1,812
Under Construction - Total / Weighted Average [7]			**2,880,216**	**66.8%**	**$ 60.29**	**1,767**	**Q3 2016**	**Q3 2019**	**Q4 2020**	**$ 863,338**	**$ 610,309**	**$ 1,473,647**

	Office	Multifamily	Other	Total
Weighted average projected NOI yield at JBG SMITH share:				
Estimated total project cost [8]	7.9%	6.4%	6.0%	7.1%
Estimated total investment	7.0%	6.0%	6.0%	6.5%
Estimated incremental investment	25.8%	10.8%	9.1%	15.7%
Estimated Stabilized NOI at JBG SMITH Share (dollars in millions)	$ 51.6	$ 44.2	$ 0.1	$ 95.9

Note: At 100% share, unless otherwise noted.

(1) Based on leases signed as of March 31, 2018 and calculated as contractual monthly base rent before free rent, plus estimated tenant reimbursements for the month in which the lease commences, multiplied by 12. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to contractual monthly base rent.
(2) Average dates are weighted by JBG SMITH share of estimated square feet.
(3) Historical cost excludes certain GAAP adjustments, such as capitalized payroll, interest and ground lease costs. See definition of historical cost on page 49.
(4) Ownership percentage reflects expected dilution of JBG SMITH as contributions are funded during the construction of the asset. As of March 31, 2018, JBG SMITH's ownership interest was 96.6%.
(5) Includes JBG SMITH's lease for approximately 80,200 square feet.
(6) Ownership percentage reflects expected dilution of JBG SMITH's real estate venture partner as contributions are funded during the construction of the asset. As of March 31, 2018, JBG SMITH's ownership interest was 78.3%
(7) Multifamily assets are excluded from the % pre-leased and the weighted average pre-lease rent per square foot metrics.
(8) Estimated total project cost is estimated total investment excluding purchase price allocation adjustments recognized as a result of the Formation Transaction.

JBG SMITH

Page 40

PROPERTY TABLE - FUTURE DEVELOPMENT

MARCH 31, 2018
(Unaudited)

dollars in thousands, except per square foot data, at JBG SMITH share

Region	Number of Assets	Estimated Potential Development Density (SF) Total	Office	Multifamily	Retail	Estimated Commercial SF / Multifamily Units to be Replaced (1)	Historical Cost (2)	Estimated Remaining Acquisition Cost (3)	Estimated Capitalized Cost of SF / Units to Be Replaced (4)	Estimated Capitalized Cost of Ground Rent Payments (5)	Estimated Total Investment	Estimated Total Investment per SF
Owned												
DC												
DC Emerging	7	1,678,400	312,100	1,357,300	9,000	—	$ 94,189	N/A	$ —	$ —	$ 94,189	$ 56.12
DC Mature	2	336,200	324,400	—	11,800	—	63,295	N/A	—	—	63,295	188.27
	9	2,014,600	636,500	1,357,300	20,800	—	157,484	N/A	—	—	157,484	78.17
VA												
Pentagon City	5	4,572,800	1,429,100	2,999,100	144,600	—	163,777	N/A	—	—	163,777	35.82
Reston (6)	6	4,167,700	1,285,300	2,671,400	211,000	77,528 SF / 15 units	81,101	N/A	12,753	—	93,854	22.52
Crystal City	9	2,982,400	620,000	2,088,200	274,200	74,701 SF	140,824	N/A	18,000	—	158,824	53.25
Other VA	5	951,300	496,400	394,300	60,600	22,203 SF	29,106	N/A	3,609	2,407	35,122	36.92
	25	12,674,200	3,830,800	8,153,000	690,400	174,432 SF / 15 units	414,808	N/A	34,362	2,407	451,577	35.63
MD												
Silver Spring	1	1,276,300	—	1,156,300	120,000	162 units	15,044	N/A	25,467	—	40,511	31.74
Greater Rockville	4	126,500	19,200	88,600	18,700	7,170 SF	3,616	N/A	—	427	4,043	31.96
	5	1,402,800	19,200	1,244,900	138,700	7,170 SF / 162 units	18,660	N/A	25,467	427	44,554	31.76
Total / weighted average	39	16,091,600	4,486,500	10,755,200	849,900	181,602 SF / 177 units	$ 590,952	N/A	$ 59,829	$ 2,834	$ 653,615	$ 40.62
Optioned (7)												
DC												
DC Emerging	3	1,793,600	78,800	1,498,900	215,900	—	$ 18,559	$ 25,506	$ —	$ 71,113	$ 115,178	$ 64.22
VA												
Other VA	1	11,300	—	10,400	900	—	38	995	—	—	1,033	91.42
Total / weighted average	4	1,804,900	78,800	1,509,300	216,800	—	$ 18,597	$ 26,501	$ —	$ 71,113	$ 116,211	$ 64.39
Total / Weighted Average	**43**	**17,896,500**	**4,565,300**	**12,264,500**	**1,066,700**	**181,602 SF / 177 units**	**$ 609,549**	**$ 26,501**	**$ 59,829**	**$ 73,947**	**$ 769,826**	**$ 43.02**

(1) Represents management's estimate of the total office and/or retail rentable square feet and multifamily units that would need to be redeveloped to access some of the estimated potential development density.
(2) Historical cost includes certain intangible assets, such as option and transferable density rights values; and excludes certain GAAP adjustments, such as capitalized payroll, interest and ground lease costs. See definition of historical cost on page 49.
(3) Represents management's estimate of remaining deposits, option payments, and option strike prices as of March 31, 2018.
(4) Capitalized value of estimated commercial square feet / multifamily units to be replaced, which generated approximately $0.9 million of NOI for the three months ended March 31, 2018 (included in the NOI of the applicable operating segment), at a 6.0% capitalization rate. NoBe II Office's annualized NOI is excluded from this calculation.
(5) Capitalized value of stabilized annual ground rent payments associated with leasehold assets at a 5.0% capitalization rate. Two owned parcels and one optioned parcel are leasehold interests with estimated annual stabilized ground rent payments totaling $3.7 million.
(6) In April 2018, we closed on the sale of Summit Land, which comprised approximately 700,000 square feet of estimated potential development density.
(7) As of March 31, 2018, the weighted average remaining term for the optioned future development assets is 6.3 years.

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Page 41

DEBT SUMMARY MARCH 31, 2018 (Unaudited)

dollars in thousands, at JBG SMITH share	2018	2019	2020	2021	2022	Thereafter	Total
Consolidated and Unconsolidated Principal Balance							
Unsecured Debt:							
Revolving credit facility ($1 billion commitment)	$ —	$ —	$ —	$ 115,751	$ —	$ —	$ 115,751
Term loans ($400 million commitment)	—	—	—	—	—	100,000	100,000
Total unsecured debt	—	—	—	115,751	—	100,000	215,751
Secured Debt:							
Consolidated principal balance	348,008	226,263	166,720	105,428	327,500	814,469	1,988,388
Unconsolidated principal balance	17,732	119,122	28,576	—	73,623	181,669	420,722
Total secured debt	365,740	345,385	195,296	105,428	401,123	996,138	2,409,110
Total Consolidated and Unconsolidated Principal Balance	$ 365,740	$ 345,385	$ 195,296	$ 221,179	$ 401,123	$ 1,096,138	$ 2,624,861
% of total debt maturing	13.9%	13.2%	7.4%	8.4%	15.3%	41.8%	100.0%
% floating rate (1)	51.2%	87.7%	38.6%	55.2%	—	2.8%	27.4%
% fixed rate (2)	48.8%	12.3%	61.4%	44.8%	100.0%	97.2%	72.6%
Weighted Average Interest Rates							
Variable rate	3.90%	4.52%	3.99%	3.07%	—	4.06%	4.04%
Fixed rate	3.91%	4.38%	3.95%	4.88%	3.94%	4.25%	4.17%
Total Weighted Average Interest Rates	**3.91%**	**4.50%**	**3.97%**	**3.88%**	**3.94%**	**4.24%**	**4.13%**

	Credit Facility			
	Revolving Credit Facility	**Tranche A-1 Term Loan**	**Tranche A-2 Term Loan**	**Total/Weighted Average**
Credit limit	$ 1,000,000	$ 200,000	$ 200,000	$ 1,400,000
Outstanding principal balance	$ 115,751	$ 100,000	$ —	$ 215,751
Letters of credit	$ 5,743	$ —	$ —	$ 5,743
Undrawn capacity	$ 878,506	$ 100,000	$ 200,000	$ 1,178,506
Interest rate spread (3)	1.10%	1.20%	1.55%	1.15%
All-In interest rate (4)	2.98%	3.32%	3.43%	3.14%
Initial maturity date	Jul-21	Jan-23	Jul-24	—
Delayed draw availability period	—	Jul-19	Jul-18	—

(1) Floating rate debt includes floating rate loans with interest rate caps.
(2) Fixed rate debt includes floating rate loans with interest rate swaps.
(3) The interest rate spread for the revolving credit facility excludes 0.15% facility fee.
(4) The all-in interest rate is inclusive of interest rate swaps. As of March 31, 2018, only the $100 million outstanding balance on the Tranche A-1 Term Loan had been swapped.

JBG SMITH Page 42

DEBT BY INSTRUMENT

MARCH 31, 2018
(Unaudited)

dollars in thousands

Asset	% Ownership	Principal Balance	Stated Interest Rate	Interest Rate Hedge	Current Annual Interest Rate [1]	Initial Maturity Date	Extended Maturity Date [2]
Consolidated							
Fort Totten Square	100.0%	$ 73,600	L + 2.15%	Swap	4.26%	06/09/18	12/09/18
7200 Wisconsin Avenue	100.0%	83,130	L + 1.75%	Cap	3.63%	12/23/18	12/23/19
Courthouse Plaza 1 and 2	100.0%	2,000	L + 1.60%	—	3.48%	05/10/18	05/10/20
Summit I & II	100.0%	59,000	L + 1.70%	—	3.58%	08/04/20	08/04/20
RTC - West	100.0%	107,720	L + 2.20%	Swap	4.03%	04/12/20	04/12/21
WestEnd25	100.0%	99,053	4.88%	Fixed	4.88%	06/01/21	06/01/21
Universal Buildings	100.0%	183,817	L + 1.90%	Cap	3.78%	08/12/19	08/12/21
CEB Tower at Central Place [3]	100.0%	189,278	L + 2.45%	Swap	3.66%	11/07/18	11/07/21
The Bartlett	100.0%	220,000	L + 1.70%	Swap	3.79%	06/20/22	06/20/22
Credit Facility - Revolving Credit Facility	100.0%	115,751	L + 1.10%	—	2.98%	07/16/21	07/16/22
Credit Facility -Tranche A-1 Term Loan	100.0%	100,000	L + 1.20%	Swap	3.32%	01/18/23	01/18/23
2121 Crystal Drive	100.0%	138,490	5.51%	Fixed	5.51%	03/01/23	03/01/23
Falkland Chase - South & West	100.0%	41,732	3.78%	Fixed	3.78%	06/01/23	06/01/23
Falkland Chase - North	100.0%	22,461	L + 2.32%	Cap	4.20%	06/01/23	06/01/23
West Half	95.4%	6,680	L + 2.85%	—	4.73%	07/31/21	07/31/23
800 North Glebe Road	100.0%	107,500	L + 1.60%	Swap	3.60%	06/30/22	06/30/24
Credit Facility - Tranche A-2 Term Loan	100.0%	—	L + 1.55%	—	3.43%	07/18/24	07/18/24
2101 L Street	100.0%	139,725	3.97%	Fixed	3.97%	08/15/24	08/15/24
1233 20th Street	100.0%	42,446	4.38%	Fixed	4.38%	11/01/19	11/01/24
1215 S. Clark Street, 200 12th Street S., and 251 18th Street S.	100.0%	86,351	7.94%	Fixed	7.94%	01/01/25	01/01/25
RiverHouse Apartments	100.0%	307,710	L + 1.28%	Swap	3.47%	04/01/25	04/01/25
1235 S. Clark Street	100.0%	78,000	3.94%	Fixed	3.94%	11/01/27	11/01/27
Total Consolidated Principal Balance		2,204,444					
Premium / (discount) recognized as a result of the Formation Transaction		169					
Deferred financing costs - mortgage loans		(9,519)					
Deferred financing costs - credit facility		(9,500)					
Total Consolidated Indebtedness		**$ 2,185,594**					

Total Consolidated Indebtedness (net of premium / (discount) and deferred financing costs)	
Mortgages payable	$ 1,921,048
Revolving credit facility	115,751
Deferred financing costs, net - credit facility (included in other assets)	(6,185)
Unsecured term loan	96,685
Liabilities related to assets held for sale - mortgage loan	58,295
Total Consolidated Indebtedness	**$ 2,185,594**

JBG SMITH

Page 43

DEBT BY INSTRUMENT MARCH 31, 2018
(Unaudited)

dollars in thousands

Asset	% Ownership	Principal Balance	Stated Interest Rate	Interest Rate Hedge	Current Annual Interest Rate [1]	Initial Maturity Date	Extended Maturity Date [2]
Unconsolidated							
1101 17th Street	55.0%	$ 31,000	L + 1.25%	—	3.13%	04/19/18	04/19/18
The Terano	1.8%	37,880	L + 2.35%	—	4.23%	11/08/18	11/08/19
11333 Woodglen Drive	18.0%	13,119	L + 1.90%	Swap	3.52%	01/01/20	01/01/20
Galvan	1.8%	89,500	L + 1.75%	Cap	3.63%	03/06/20	03/06/21
Rosslyn Gateway - North, Rosslyn Gateway - South	18.0%	47,277	L + 2.00%	Cap	3.00%	11/17/19	11/17/21
The Foundry	9.9%	54,502	L + 1.85%	Cap	3.73%	12/12/19	12/12/21
L'Enfant Plaza Office - North, L'Enfant Plaza Office - East, L'Enfant Plaza Retail [4]	49.0%	214,769	L + 3.65%	Cap	5.96%	05/08/19	05/08/22
L'Enfant Plaza Office - Southeast	49.0%	30,300	L + 3.75%	Cap	5.63%	05/08/20	05/08/22
Atlantic Plumbing	64.0%	100,000	L + 1.50%	Swap	5.08%	11/08/22	11/08/22
Stonebridge at Potomac Town Center	10.0%	97,579	L + 1.70%	Swap	3.25%	12/10/20	12/10/22
The Warner	55.0%	273,000	3.65%	Fixed	3.65%	06/01/23	06/01/23
The Alaire	18.0%	48,000	L + 1.82%	Cap	3.70%	03/01/25	03/01/25
Fairway Apartments	10.0%	40,823	L + 1.60%	Swap	3.70%	07/01/22	07/01/25
7900 Wisconsin Avenue	50.0%	—	4.82%	Fixed	4.82%	07/15/25	07/15/25
The Gale Eckington	5.0%	110,813	L + 1.60%	Swap	3.56%	07/31/22	07/31/25
Pickett Industrial Park	10.0%	23,600	L + 1.45%	Swap	3.56%	09/04/25	09/04/25
Wardman Park	16.7%	123,166	4.77%	Fixed	4.77%	02/01/23	02/01/28
Total Unconsolidated Principal Balance		1,335,328					
Deferred financing costs		(2,911)					
Total Unconsolidated Indebtedness		**$ 1,332,417**					

Principal Balance at JBG SMITH Share	
Consolidated principal balance at JBG SMITH share	$ 2,204,139
Unconsolidated principal balance at JBG SMITH share	420,722
Total Consolidated and Unconsolidated Principal Balance at JBG SMITH Share	$ 2,624,861

Indebtedness at JBG SMITH Share (net of premium / (discount) and deferred financing costs)	
Consolidated indebtedness at JBG SMITH Share	$ 2,185,461
Unconsolidated indebtedness at JBG SMITH Share	419,476
Total Consolidated and Unconsolidated Indebtedness at JBG SMITH Share	$ 2,604,937

(1) March 31, 2018 one-month LIBOR of 1.88% applied to loans which are denoted as floating (no swap) or floating with a cap, except as otherwise noted.
(2) Represents the maturity date based on execution of all extension options. Many of these extensions are subject to lender covenant tests.
(3) The notional amount of the CEB Tower at Central Place interest rate swap as of March 31, 2018 was $104.7 million.
(4) The base rate for this loan is three-month LIBOR, which was 2.31% as of March 31, 2018.

JBG SMITH
Page 44

CONSOLIDATED REAL ESTATE VENTURES MARCH 31, 2018 (Unaudited) Total Square Asset Type City Submarket % Ownership Feet Akridge West Half Multifamily Washington, D.C. Ballpark/Southeast 95.4% 388,174 MRP Realty 965 Florida Avenue Multifamily Washington, D.C. U Street/Shaw 96.1% 336,092 Total Consolidated Real Estate Ventures 724,266 ____________________ Note: At 100% share. Page 45

UNCONSOLIDATED REAL ESTATE VENTURES

MARCH 31, 2018
(Unaudited)

	Asset Type	City	Submarket	% Ownership	Total Square Feet
Landmark					
L'Enfant Plaza Office - East	Office	Washington, D.C.	Southwest	49.0%	437,518
L'Enfant Plaza Office - North	Office	Washington, D.C.	Southwest	49.0%	305,153
L'Enfant Plaza Office - Southeast	Office	Washington, D.C.	Southwest	49.0%	215,185
L'Enfant Plaza Retail	Office	Washington, D.C.	Southwest	49.0%	143,614
Rosslyn Gateway - North	Office	Arlington, VA	Rosslyn	18.0%	144,483
Rosslyn Gateway - South	Office	Arlington, VA	Rosslyn	18.0%	105,723
11333 Woodglen Drive	Office	Rockville, MD	Rockville Pike Corridor	18.0%	62,875
NoBe II Office	Office	Rockville, MD	Rockville Pike Corridor	18.0%	39,836
Galvan	Multifamily	Rockville, MD	Rockville Pike Corridor	1.8%	390,641
The Alaire	Multifamily	Rockville, MD	Rockville Pike Corridor	18.0%	266,497
The Terano	Multifamily	Rockville, MD	Rockville Pike Corridor	1.8%	195,864
NoBe II Land	Future Development	Rockville, MD	Rockville Pike Corridor	18.0%	589,000
Rosslyn Gateway - South Land	Future Development	Arlington, VA	Rosslyn	18.0%	498,500
Rosslyn Gateway - North Land	Future Development	Arlington, VA	Rosslyn	18.0%	311,000
L'Enfant Plaza Office - Center	Future Development	Washington, D.C.	Southwest	49.0%	350,000
Courthouse Metro Land	Future Development	Arlington, VA	Clarendon/Courthouse	18.0%	286,500
Courthouse Metro Land - Option	Future Development	Arlington, VA	Clarendon/Courthouse	18.0%	62,500
5615 Fishers Drive	Future Development	Rockville, MD	Rockville Pike Corridor	18.0%	106,500
12511 Parklawn Drive	Future Development	Rockville, MD	Rockville Pike Corridor	18.0%	6,500
Woodglen	Future Development	Rockville, MD	Rockville Pike Corridor	18.0%	—
					4,517,889
CBREI Venture					
Pickett Industrial Park	Office	Alexandria, VA	Eisenhower Avenue	10.0%	246,145
The Foundry	Office	Washington, DC	Georgetown	9.9%	233,533
The Gale Eckington	Multifamily	Washington, DC	H Street/NoMa	5.0%	466,716
Fairway Apartments	Multifamily	Reston, VA	Reston	10.0%	370,850
Atlantic Plumbing	Multifamily	Washington, DC	U Street/Shaw	64.0%	245,527
Stonebridge at Potomac Town Center - Phase I	Other	Woodbridge, VA	Prince William County	10.0%	462,633
Stonebridge at Potomac Town Center - Phase II	Other	Woodbridge, VA	Prince William County	10.0%	41,050
Stonebridge at Potomac Town Center - Phase III	Future Development	Woodbridge, VA	Prince William County	10.0%	232,700
Fairway Land	Future Development	Reston, VA	Reston	10.0%	526,200
					2,825,354

JBG SMITH

Page 46

UNCONSOLIDATED REAL ESTATE VENTURES MARCH 31, 2018 (Unaudited) % Total Square Asset Type City Submarket Ownership Feet Canadian Pension Plan Investment Board The Warner Office Washington, DC East End 55.0% 585,040 1900 N Street Office Washington, DC CBD 55.0% 271,433 1101 17th Street Office Washington, DC CBD 55.0% 215,769 1,072,242 Forest City Waterfront Station Future Development Washington, DC Southwest 2.5% 662,600 Brandywine 1250 1st Street Future Development Washington, DC NoMa 30.0% 265,800 51 N Street Future Development Washington, DC NoMa 30.0% 177,500 50 Patterson Street Future Development Washington, DC NoMa 30.0% 142,200 585,500 JP Morgan Investment Building Office Washington, DC East End 5.0% 401,380 Berkshire Group 7900 Wisconsin Avenue Multifamily Bethesda, MD Bethesda CBD 50.0% 359,025 CIM Group / Pacific Life Insurance Company Wardman Park Future Development Washington, DC Woodley Park 16.7% — Total Unconsolidated Real Estate Ventures 10,423,990 ____________________ Note: At 100% share. Page 47

DEFINITIONS MARCH 31, 2018 Annualized Rent “Annualized rent” is defined as (i) for office and other assets, or the retail component of a mixed-use asset, the in-place monthly base rent before free rent, plus tenant reimbursements as of March 31, 2018, multiplied by 12, with triple net leases converted to a gross basis by adding estimated tenant reimbursements to monthly base rent, and (ii) for multifamily assets, or the multifamily component of a mixed-use asset, the in-place monthly base rent before free rent as of March 31, 2018, multiplied by 12. Annualized rent excludes rent from signed but not yet commenced leases. Annualized Rent Per Square Foot “Annualized rent per square foot” is defined as (i) for office assets, annualized office rent divided by occupied office square feet; annualized retail rent and retail square feet are excluded from this metric, (ii) for multifamily assets, monthly multifamily rent divided by occupied multifamily square feet; annualized retail rent and retail square feet are excluded from this metric, and (iii) for other assets, annualized rent divided by occupied square feet. Occupied square footage may differ from leased square footage because leased square footage includes leases that have been signed but have not yet commenced. Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA for Real Estate ("EBITDAre") and Adjusted EBITDA Management uses EBITDA and EBITDAre, non-GAAP financial measures, as a supplemental operating performance measures and believes they help investors and lenders meaningfully evaluate and compare our operating performance from period-to-period by removing from our operating results the impact of our capital structure (primarily interest charges from our consolidated outstanding debt and the impact of our interest rate swaps) and certain non-cash expenses (primarily depreciation and amortization on our assets). EBITDAre is computed in accordance with the definition established by the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines EBITDAre as GAAP net income (loss) adjusted to exclude interest expense, income taxes, depreciation and amortization expenses, gains on sales of depreciated real estate and impairment losses of depreciable real estate, including our share of such adjustments of unconsolidated real estate ventures. These supplemental measures may help investors and lenders understand our ability to incur and service debt and to make capital expenditures. EBITDA and EBITDAre are not substitutes for net income (loss) (computed in accordance with GAAP) and may not be comparable to similarly titled measures used by other companies. “Adjusted EBITDA,” a non-GAAP financial measure, represents EBITDAre adjusted for items we believe are not representative of ongoing operating results, such as non-recurring transaction and other costs, gain (loss) on the extinguishment of debt, gain on the bargain purchase of a business and share-based compensation expense related to the Formation Transaction. We believe that adjusting such items not considered part of our comparable operations, provides a meaningful measure to evaluate and compare our performance from period-to-period. Because EBITDA, EBITDAre and Adjusted EBITDA have limitations as analytical tools, we use EBITDA, EBITDAre and Adjusted EBITDA to supplement GAAP financial measures. Additionally, we believe that users of these measures should consider EBITDA, EBITDAre and Adjusted EBITDA in conjunction with net income (loss) and other GAAP measures in understanding our operating results. A reconciliation of net income (loss) to EBITDA, EBITDAre and Adjusted EBITDA is presented on page 14. Estimated Potential Development Density ‘‘Estimated potential development density’’ reflects management’s estimate of developable gross square feet based on our current business plans with respect to real estate owned or controlled as of March 31, 2018. Given timing, zoning requirements and other factors, we make no assurance that estimated potential development density amounts will become actual density to the extent we complete development of assets for which we have made such estimates. Free Rent ‘‘Free rent’’ means the amount of base rent and tenant reimbursements that are abated according to the applicable lease agreement(s). Funds from Operations ("FFO"), Core FFO and Funds Available for Distribution ("FAD") FFO is a non-GAAP financial measure computed in accordance with the definition established by NAREIT. NAREIT defines FFO as “net income (computed in accordance with GAAP), excluding gains (or losses) from sales of, or impairment charges related to, depreciable operating properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.” "Core FFO" represents FFO adjusted to exclude items (net of tax) which we believe are not representative of ongoing operating results, such as transaction and other costs, gains (or losses) on extinguishment of debt, gain on the bargain purchase of a business, gains (or losses) on the disposal of non-depreciable assets, share-based compensation expense related to the Formation Transaction, amortization of the management contracts intangible and the mark-to-market of interest rate swaps. "FAD" is a non-GAAP financial measure and represents FFO less cash basis recurring tenant improvements, leasing commissions and other capital expenditures, net deferred rent activity, recurring share-based compensation expense, accretion of acquired below-market leases, net of amortization of acquired above-market leases, amortization of debt issuance costs and other non-cash income and charges. FAD is presented solely as a supplemental disclosure that management believes provides useful information as it relates to our ability to fund dividends. We believe FFO, Core FFO and FAD are meaningful non‑GAAP financial measures useful in comparing our levered operating performance from period-to-period and as compared to similar real estate companies because these non‑GAAP measures exclude real estate depreciation and amortization expense and other non-comparable income and expenses, which implicitly assumes that the value of real estate diminishes predictably over time rather than fluctuating based on market conditions. FFO, Core FFO and FAD do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income (loss) as a performance measure or cash flow as a liquidity measure. FFO, Core FFO and FAD may not be comparable to similarly titled measures used by other companies. A reconciliation of net income (loss) to FFO, Core FFO and FAD is presented on pages 15-16. Page 48

DEFINITIONS MARCH 31, 2018 Future Development “Future development” refers to assets that are development opportunities on which we do not intend to commence construction within 18 months of March 31, 2018 where we (i) own land or control the land through a ground lease or (ii) are under a long-term conditional contract to purchase, or enter into a leasehold interest with respect to land. Historical Cost, Estimated Incremental Investment, Estimated Total Investment and Estimated Total Project Cost “Historical cost” is a non-GAAP measure which includes the total historical cost incurred by JBG SMITH, on a cash basis, with respect to the development of an asset, including any acquisition costs, hard costs, soft costs, tenant improvements, leasing costs and other similar costs, but excluding any financing costs, ground rent expenses and capitalized payroll costs incurred as of March 31, 2018. “Estimated incremental investment” means management’s estimate of the remaining cost to be incurred in connection with the development of an asset as of March 31, 2018, including all remaining acquisition costs, hard costs, soft costs, tenant improvements, leasing costs and other similar costs to develop and stabilize the asset but excluding any financing costs, ground rent expenses and capitalized payroll costs. “Estimated total investment” means, with respect to the development of an asset, the sum of the historical cost in such asset and the estimated incremental investment for such asset. "Estimated total project cost" is estimated total investment excluding purchase price allocation adjustments recognized as a result of the Formation Transaction. Actual incremental investment, actual total investment and actual total project cost may differ substantially from our estimates due to numerous factors, including unanticipated expenses, delays in the estimated start and/or completion date, changes in design and other contingencies. In Service ‘‘In service’’ refers to office, multifamily or other assets that are at or above 90% leased or have been in operating collecting rent for more than 12 months as of March 31, 2018. Metro-Served “Metro-served” means locations, submarkets or assets that are generally nearby and within walking distance of a Metro station, defined as being within 0.5 miles of an existing or planned Metro station. Monthly Rent Per Unit For multifamily assets, represents multifamily rent for the month ended March 31, 2018 divided by occupied units; retail rent is excluded from this metric. Near-Term Development ‘‘Near-term development’’ refers to assets that have substantially completed the entitlement process and on which we intend to commence construction within 18 months following March 31, 2018, subject to market conditions. Net Operating Income ("NOI"), Adjusted Annualized NOI, Estimated Stabilized NOI and Projected NOI Yield “NOI” is a non-GAAP financial measure management uses to measure the operating performance of our assets and consists of property-related revenue (which includes base rent, tenant reimbursements and other operating revenue, net of free rent and payments associated with assumed lease liabilities) less operating expenses and ground rent, if applicable. NOI also excludes deferred rent, related party management fees, interest expense, and certain other non-cash adjustments, including the accretion of acquired below-market leases and amortization of acquired above-market leases and below-market ground lease intangibles. Annualized NOI represents NOI for the three months ended March 31, 2018 multiplied by four. Management believes Annualized NOI provides useful information in understanding JBG SMITH’s financial performance over a 12-month period, however, investors and other users are cautioned against attributing undue certainty to our calculation of Annualized NOI. Actual NOI for any 12-month period will depend on a number of factors beyond our ability to control or predict, including general capital markets and economic conditions, any bankruptcy, insolvency, default or other failure to pay rent by one or more of our tenants and the destruction of one or more of our assets due to terrorist attack, natural disaster or other casualty, among others. We do not undertake any obligation to update our calculation to reflect events or circumstances occurring after the date of this Investor Report. There can be no assurance that the annualized NOI shown will reflect JBG SMITH’s actual results of operations over any 12-month period. We also report adjusted annualized NOI which includes signed but not yet commenced leases and incremental revenue from recently delivered assets assuming stabilization. While we believe adjusted annualized NOI provides useful information regarding potential future NOI from our assets, it does not account for any decrease in NOI for lease terminations, defaults or other negative events that could affect NOI and therefore, should not be relied upon as indicative of future NOI. This Investor Report also contains management’s estimate of stabilized NOI and projections of NOI yield for under construction and near-term development assets, which are based on management’s estimates of property-related revenue and operating expenses for each asset. These estimates are inherently uncertain and represent management’s plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. The property-related revenues and operating expenses for our assets may differ materially from the estimates included in this Investor Report. Management’s projections of NOI yield are not projections of JBG SMITH’s overall financial performance or cash flow, and there can be no assurance that the projected NOI yield set forth in this Investor Report will be achieved. Page 49

DEFINITIONS MARCH 31, 2018 “Projected NOI yield” means our estimated stabilized NOI reported as a percentage of 1) estimated total project costs, 2) estimated total investment and 3) estimated incremental investment. Actual initial full year stabilized NOI yield may vary from the projected NOI yield based on the actual incremental investment to complete the asset and its actual initial full year stabilized NOI, and there can be no assurance that we will achieve the projected NOI yields described in this Investor Report. The Company does not provide reconciliations for non-GAAP estimates on a future basis, including adjusted annualized NOI and estimated stabilized NOI because it is unable to provide a meaningful or accurate calculation or estimate of reconciling items and the information is not available without unreasonable effort. This inability is due to the inherent difficulty of forecasting the timing and/or amounts of various items that would impact net income. Additionally, no reconciliation of projected NOI yield to the most directly comparable GAAP measure is included in this Investor Report because we are unable to quantify certain amounts that would be required to be included in the comparable GAAP financial measures without unreasonable efforts because such data is not currently available or cannot be currently estimated with confidence. Accordingly, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors. Management uses each of these measures as supplemental performance measures for its assets and believes they provide useful information to investors because they reflect only those revenue and expense items that are incurred at the asset level, excluding non-cash items. In addition, NOI is considered by many in the real estate industry to be a useful starting point for determining the value of a real estate asset or group of assets. However, because NOI excludes depreciation and amortization and captures neither the changes in the value of our assets that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our assets, all of which have real economic effect and could materially impact the financial performance of our assets, the utility of this measure of the operating performance of our assets is limited. Moreover, our method of calculating NOI may differ from other real estate companies and, accordingly, may not be comparable. NOI should be considered only as a supplement to net operating income (loss) (computed in accordance with GAAP) as a measure of the operating performance of our assets. Percent Leased ‘‘Percent leased’’ is based on leases signed as of March 31, 2018, and is calculated as total rentable square feet less rentable square feet available for lease divided by total rentable square feet expressed as a percentage. Out-of-service square feet are excluded from this calculation. Percent Pre-Leased ‘‘Percent pre-leased’’ is based on leases signed as of March 31, 2018, and is calculated as the estimated rentable square feet leased divided by estimated total rentable square feet expressed as a percentage. Percent Occupied ‘‘Percent occupied’’ is based on occupied rentable square feet/units as of March 31, 2018, and is calculated as (i) for office and retail space, total rentable square feet less unoccupied square feet divided by total rentable square feet, (ii) for multifamily space, total units less the average of the unoccupied units at the beginning and end of the month ended March 31, 2018 divided by total units, expressed as a percentage. Out-of-service square feet are excluded from this calculation. Pro Rata Adjusted General and Administrative (“G&A”) Expenses "Adjusted G&A expenses", a non-GAAP financial measure, represents G&A expenses adjusted for share-based compensation expense related to the Formation Transaction and the G&A expenses of our third-party real estate services and asset management business that are directly reimbursed. We believe that adjusting such items not considered part of our comparable operations provides a meaningful measure to assess our G&A expenses as compared to similar real estate companies and in general. Recently Delivered “Recently delivered” refers to assets that have been delivered within the 12 months ended March 31, 2018. Same Store and Non-Same Store “Same store” refers to the pool of assets that were in service for the entirety of both periods being compared, except for assets for which significant redevelopment, renovation, or repositioning occurred during either of the periods being compared. No JBG Assets are included in the same store pool. “Non-same store” refers to all assets excluded from the same store pool. Second Generation Lease “Second generation lease” is a lease on space that had been vacant for less than nine months. Signed But Not Yet Commenced Leases “Signed but not yet commenced leases” means leases for assets in JBG SMITH’s portfolio that, as of March 31, 2018, have been executed but for which the contractual lease term had not yet begun, and no rental payments had yet been charged to the tenant. Page 50

DEFINITIONS MARCH 31, 2018 Square Feet ‘‘Square feet’’ or ‘‘SF’’ refers to the area that can be rented to tenants, defined as (i) for office and other assets, rentable square footage defined in the current lease and for vacant space the rentable square footage defined in the previous lease for that space, (ii) for multifamily assets, management’s estimate of approximate rentable square feet, (iii) for the assets under construction and the near- term development assets, management’s estimate of approximate rentable square feet based on current design plans as of March 31, 2018, or (iv) for future development assets, management’s estimate of developable gross square feet based on its current business plans with respect to real estate owned or controlled as of March 31, 2018. Transaction and Other Costs Transaction and other costs include costs associated with the spin-off from Vornado and combination with JBG including closing costs, professional and consulting fees (investment banking, legal, accounting), severance charges, retention payments, system integration, and costs incurred under the transition services agreement with Vornado. Transaction and other costs also includes certain costs associated with pending and closed transactions and dead deal expenses. Under Construction ‘‘Under construction’’ refers to assets that were under construction during the three months ended March 31, 2018. Page 51